Exhibit 10.12

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

COLLABORATION AND LICENSE AGREEMENT

This COLLABORATION AND LICENSE AGREEMENT (“Agreement”), effective as of this      day of October 16, 2003 (the “Effective Date”), is made by and between Taiho Pharmaceutical Co., Ltd., a corporation organized under the laws of Japan, with a principal place of business at 1-27 Kandanishiki-cho, Chiyoda-ku, Tokyo 101-8444, Japan (“Taiho”), and MethylGene Inc., a corporation organized under the laws of Quebec, Canada with its principal place of business at 7220 Frederick-Banting, Suite 200, Montreal, Quebec H4S 2A1, Canada (“MG”).  Each of Taiho and MG shall be referred to as a “Party,” and together as the “Parties.”

BACKGROUND

A.                                    MG has developed certain proprietary technology related to small molecule HDAC Inhibitors (as defined below), which may be useful for developing pharmaceutical products for the treatment and prophylaxis of cancer in humans.

B.                                    Taiho possesses pharmaceutical research, development, manufacturing and commercialization capabilities, as well as proprietary technology in a range of therapeutic fields, including cancer.

C.                                    MG has identified certain novel, proprietary HDAC Inhibitors, including the Compound designated as MGCD 0103, which MG is pursuing as potential development candidates for cancer and for which MG has commenced preclinical development activities.

D.                                    MG and Taiho desire to collaborate to pursue potential commercial development in the cancer field of one or more HDAC Inhibitors, discovered by MG prior to the Effective Date, and discover and potentially commercialize additional HDAC Inhibitors as potential development compounds for cancer, all on the terms and conditions set forth herein.

E.                                     In addition, MG desires to grant to Taiho, and Taiho desires to obtain, an exclusive license from MG of HDAC Inhibitors for use in the Territory (as defined below) in the Field (as defined below), on the terms and conditions set forth herein.

NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the Parties as follows:

ARTICLE 1
DEFINITIONS

1.1                               “Additional Partner” shall mean each third party who is granted by MG, directly or indirectly, a right to market or commercialize Compounds and/or Products in any part of North America or Europe, other than a Non-Cancer Partner or an Opt-out Non-Cancer Partner.  As used herein, a “right to market or commercialize” shall include an option or other right to obtain such rights, provided (a) a right that is merely a right of first discussion, and which does not include an enforceable right to obtain marketing or commercialization rights with respect to Compounds and/or Products in the Field, and (b) a traditional “right of first refusal,” in which the third party has the right to obtain marketing or commercialization rights from MG only in the event of, and on the same terms as reflected in, a bona fide offer made by another third party (and where the rights may be granted to such other third party on such terms, if the right of first refusal is not exercised), shall not in either case alone be deemed a “right to market or commercialize.”

1.2                               “Affiliate” shall mean, in the case of a subject entity, another entity which controls, is controlled by or is under common control with the subject entity.  For purposes of this definition only, “control” shall mean beneficial ownership (direct or indirect) of at least fifty percent (50%) of the shares of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, in the election of the corresponding managing authority).  Notwithstanding the foregoing, the Parties acknowledge that a group of over forty (40) distributors collectively own approximately fifty percent (50%) of Taiho.  For the avoidance of doubt, it is agreed that the percentage ownership of Taiho by such distributors shall not be combined together for purposes of determining whether any such distributor is an Affiliate of Taiho.

1.3                               “Approved Clinical Studies” shall mean those certain clinical trials of a Compound and/or Product in North America in the Field, as set forth in the Clinical Development Plan and Budget established in accordance with Article 4 below.

1.4                               “Approved Preclinical Studies” shall mean those certain Preclinical Development studies in the Field, set forth in the Preclinical Plan and Budget established in accordance with Article 4 below.  Notwithstanding the foregoing, however, Approved Preclinical Studies shall not include any Territory-Specific Preclinical Studies.

1.5                               “Clinical Development Plan and Budget” shall mean the plan and budget for the Approved Clinical Studies, as described in Article 4 below.

1.6                               “Commercially Reasonable and Diligent Efforts” shall mean the carrying out of obligations in a diligent and sustained manner using efforts reasonably necessary or appropriate to actively develop a product for a large market application in an expeditious manner.  Without limiting the foregoing, Commercially Reasonable and Diligent Efforts requires that the applicable party: (a) promptly assign responsibility for such obligations to specific employee(s) who are held accountable for progress and monitor such progress on an on-going basis, (b) set and consistently seek to achieve specific meaningful objectives for carrying out such obligations, and (c) consistently make and implement decisions and allocate the full complement of resources necessary or appropriate to advance progress with respect to such objectives in accordance with the foregoing, in each case in a manner similar to other high priority drug development programs.

1.7                               “Compounds” shall mean all HDAC Inhibitors identified, synthesized, discovered or acquired (collectively, “Discovered”) by or under authority of MG or its Affiliates: (a) prior to the Effective Date, or (b) during the Research Term, or (c) any time during the term of this Agreement after the Research Term, if Discovered in connection with Cancer HDAC Research, or (d) any time during the term of this Agreement prior to […***…] after completion of the last

***Confidential Treatment Requested

Cancer HDAC Research, if Discovered pursuant to Non-Cancer HDAC Research; provided that in each case such HDAC Inhibitors are used or useful in the Field.  With respect to each Compound, such Compound shall include all salts, esters, hydrates, solvates, polymorphs, free base, isomers, prodrugs, metabolites, conjugated forms and/or liposomal or other formulations thereof, and other compositions consisting of such Compound non-covalently bounded with other moieties.  As used in this definition, “Non-Cancer HDAC Research” means Research conducted by or under authority of MG that is directed only to applications other than cancer and for which MG does not grant a third party rights to commercialize resulting compounds for cancer applications.  “Cancer HDAC Research” means Research conducted by or under authority of MG that is not conducted as part of Non-Cancer HDAC Research.  In the event that MG or its Affiliate enters into an agreement with a third party (including an Additional Partner or Non-Cancer Partner) in connection with the Research or prior to the end of the time periods, each as described in clauses (a) through (d) above, Compounds shall include HDAC Inhibitors Discovered by or under authority of such third party during the term of its right to conduct Research granted by MG, but shall exclude those compounds that were identified or being developed by such third party, as an inhibitor that directly inhibits the activity of HDAC enzymes or that has therapeutic effect through the inhibition of HDAC enzymes, prior to the time an agreement was first entered into with MG or its Affiliate.  For clarity, it is understood that as used herein, the term “Discovered” shall be deemed to include HDAC Inhibitors covered by a patent application filed during the particular period, it being understood that the set of HDAC Inhibitors covered by a patent or patent application shall not be deemed a single Compound for purposes of defining Selected Compounds and Non-Cancer Selected Compounds below, solely because they are covered by such patent application (i.e. the definition of a single Selected Compound or a Non-Cancer Selected Compound shall be as described in Section 5.2.1(b) and (c) below).

1.8                               “Cost of Goods” shall mean, with respect to units of a Compound or Product to be supplied to a Party hereunder:  (a) those costs of the supplying party associated with the manufacture of such units that would normally be included as inventoriable costs of such units in accordance with GAAP, and would include raw materials (including normal scrap) and actual direct labor costs and a proper allocation of overhead, subject to Section 11.2.1 below (i.e. with respect to third party royalties), and would exclude excess capacity, unusable raw materials, cost of capital and other costs not normally included as inventoriable costs as set forth above; or (b) if the units are purchased from a third party that is not an Affiliate, the purchase price thereof.  Notwithstanding the foregoing, royalties paid by the manufacturing party with respect to patent rights for generic manufacturing processes used in such manufacture, but that are not primarily used for nor primarily related to Compounds, Products and/or HDAC, shall not be treated as a third party royalties subject to Section 11.2.1 below, for purposes of Section 1.8(a).

1.9                               “Data” shall mean collectively, Research Data, Preclinical and Clinical Data and Manufacturing Data.

1.10                        “FDA” shall mean the U.S. Food and Drug Administration, or any successor agency.

1.11                        “Field” shall mean the therapeutic or prophylactic treatment of cancer (including neoplasia and other pre-cancerous conditions) using a Compound or Product.

1.12                        “First Approved Product” shall mean the first Product for which Marketing Approval in Japan for the Field is obtained by any of Taiho, its Affiliates or its Sublicensee.

1.13                        “Full Time Equivalent”, or “FTE” shall mean one (1) full-time person who qualifies as R&D Personnel, or in the case of less than a full-time dedicated person, a full-time, equivalent person year of activities under the Plans and Budgets performed by R&D Personnel.

1.14                        The “FTE Rate” for Research conducted by MG hereunder shall be […***…] per FTE.  Each Party acknowledges that the foregoing FTE rate has been set to include all salary, employee benefits, materials and other expenses including support staff and overhead for or associated with an FTE.

1.15                        “Funded Work” shall mean the work conducted by or under authority of MG which is funded, in whole or in part, by Taiho under this Agreement, including without limitation all Research under the Research Plan and Budget, Approved Preclinical Studies, Territory-Specific Preclinical Studies and Approved Clinical Studies.

1.16                        “GAAP” shall mean United States generally accepted accounting principles, consistently applied.

1.17                        “HDAC” shall mean histone deacetylase and shall include without limitation any one of a family of enzymes that remove acetyl groups from amino groups of lysine residues at the N-terminus of a histone, including but not limited to […***…], and any histone deacetylase as described or referenced in MG’s patent application […***…], or the articles […***…] or […***…].

1.18                        “HDAC Inhibitors” shall mean small molecules that directly inhibit the activity of HDAC enzymes or which have therapeutic effect through the inhibition of HDAC enzymes, in each case which are used or useful in the Field.  As used herein, “small molecules” means compounds with molecular weight of less than 1500 daltons.

1.19                        “Initial Clinical Candidate” shall mean the Compound designated internally at MG as MGCD 0103, and specified as such to Taiho in writing prior to the Effective Date.

1.20                        “IND” shall mean an Investigational New Drug application, as defined in the U.S. Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, or comparable filing in a foreign jurisdiction, in each case with respect to a Product for use within the Field.

1.21                        “Licensed Technology” shall mean the Licensed Patents and Licensed Technical Information.

***Confidential Treatment Requested

1.21.1              “Licensed Patents” shall mean all patents and all reissues, renewals, re-examinations, and extensions thereof, and patent applications therefor, and any divisions or continuations, in whole or in part, thereof, which claim or otherwise cover the composition, manufacture, sale or use of a Compound(s) or a Product(s), that are owned or acquired by MG or its Affiliates, or that cover inventions made by or under authority of MG or its Affiliates, prior to or during the term of this Agreement, including those patents and applications listed on Exhibit 1.21.1.  It is understood and agreed that for purposes of this Agreement, “acquired” when applied to patents, information, data, materials or other intellectual property shall include such items that are in-licensed, of or within the scope of the relevant licenses, rights or obligations herein.

1.21.2              “Licensed Technical Information” shall mean all material confidential information and tangible materials related to the development, manufacture, sale or use of a Compound or a Product, including, but not limited to: pharmaceutical, chemical, biological and biochemical compositions; and technical data and information; available descriptions, if any, of assays, methods and processes; the results of tests, including without limitation screening results, SAR data, optimization data, in vitro and in vivo data; preclinical, clinical and research, manufacturing processes and procedures; analytical and quality control data; and plans, specifications and/or other documents containing said information and data; in each case which are owned or acquired by MG prior to the Effective Date or discovered, developed or acquired by or under authority of MG or its Affiliates during the term of this Agreement.

1.22                        “Major Country” shall mean the United States, Canada, Australia, Japan, or any country of the European Union.

1.23                        “Manufacturing Data” shall mean all material information and data relating to or used in connection with the manufacturing of Compounds and/or Products by MG or its Affiliates, Additional Partners, or others working under authority of such entities, including without limitation, such information and data as generated or used during process development, stability studies, formulation development, scale-up of manufacturing, production of preclinical and clinical product batches, validation studies, development of quality assurance/quality control testing, and related regulatory affairs; and all information and data contained in the DMF or in the CMC section of an IND or NDA (or their counterparts in other countries) with respect to Compounds and/or Products.  Without limiting the foregoing, Manufacturing Data shall include information and data described in Exhibit 1.23.  Notwithstanding the foregoing, to the extent MG, Additional Partners and their Affiliates do not have rights to such know-how, the term “Manufacturing Data” shall exclude any proprietary manufacturing know-how described in a DMF that was disclosed by a contract manufacturer of MG, Additional Partners or their Affiliates directly to the Regulatory Authority (and not to MG, Additional Partners or their Affiliates), which know-how had been independently developed by such contract manufacturer outside of its relationship with MG, the Additional Partner or their Affiliates; provided that MG ensures that, upon the request of Taiho, such contract manufacturer shall file with Regulatory Authorities in the Territory a similar DMF containing such know-how in support of Taiho’s regulatory filings.

1.24                        “Marketing Approval” shall mean all approvals, registrations or authorizations of any governmental entity that are necessary for the manufacturing, use, storage, import, transport and sale of a Compound or Product in a regulatory jurisdiction.  For countries where governmental approval is required for pricing or reimbursement for the Product to be reimbursed by national health insurance, Marketing Approval shall not be deemed to occur until such pricing or reimbursement approval is obtained; provided, that Marketing Approval shall be deemed to have occurred in such country where government approval of pricing has not been obtained if, at any time, the party undertakes a full commercial launch of such Product in the country without obtaining pricing approval.

1.25                        “Net Sales” shall mean the gross invoice price for Product sold by Taiho or its Affiliates or their Sublicensees to a non-Affiliate third party customer less the reasonable and customary accrual-basis deductions from such gross amounts for:  (i) normal and customary trade, cash and other discounts, allowances and credits actually allowed and taken directly with respect to sales of Product; (ii) credits or allowances actually granted for damaged goods, returns or rejections of Product; (iii) sales taxes or similar taxes (including duties or other governmental charges levied on, absorbed or otherwise imposed directly on the sales of Product, including, without limitation, value added taxes or other governmental charges otherwise measured by the billing amount) which are included in billing amount, and excluding any taxes imposed on or measured by the net income or profits of the selling party; (iv) charge back payments and rebates granted to trade customers, including but not limited to, wholesalers; (v) packaging, handling fees, freight, insurance and the like, provided that amounts deducted under this subsection (v) shall not exceed […***…] of Net Sales and (vi) actual uncollectible accounts, up to […***…] of Net Sales.  Such amounts shall be determined from the books and records of Taiho, its Affiliates and their Sublicensees maintained in accordance with GAAP consistently applied, and such amounts shall be calculated using the same accounting principles used for other Taiho products.  Sales between or among Taiho, its Affiliates and Sublicensees shall be excluded from the computation of Net Sales if such Affiliates or Sublicensees are not end-users, but Net Sales shall include the subsequent final sales to non-Affiliate third parties by any such Affiliates or Sublicensees.  Where (a) Product is sold by Taiho, its Affiliates or Sublicensees other than in an arms-length sale or as one of a number of items without a separate invoiced price; or (b) consideration for Product shall include any […***…], the Net Sales applicable to any such transaction shall be deemed to be Taiho’s average Net Sales for the applicable quantity of the Product at that time; provided, however, Net Sales shall not include Product sold or used for development of the Product hereunder (including for clinical trials) or as samples ([…***…]).

1.26                        “New Compound” shall mean a Compound which was not first synthesized by MG […***…].  Compounds that were first synthesized by MG […***…] shall be demonstrated upon […***…] of MG made […***…].  MG represents that Exhibit 1.26 is a partial list of Compounds synthesized by MG prior to the Effective Date.

1.27                        “North America” shall mean the United States of America and Canada.

1.28                        “Phase I” shall mean human clinical trials, the principal purpose of which is preliminary determination of safety in healthy individuals or patients (for example, as described in 21 C.F.R. §312.21, or similar clinical study in a country other than the United States).

***Confidential Treatment Requested

1.29                        “Phase II” shall mean human clinical trials conducted at multiple sites, for which the primary endpoints include a determination of dose ranges and a preliminary determination of efficacy in patients being studied (for example, as described in 21 C.F.R. §312.21, or similar clinical study in a country other than the United States).

1.30                        “Phase III” shall mean large scale pivotal human clinical trials conducted at multiple sites, which is sufficiently powered and designed to establish safety and efficacy of one or more particular doses in patients being studied and to provide the statistical basis for Marketing Approval for the respective drug (for example, as described in 21 C.F.R. § 312.21, or similar clinical study in a country other than the United States).

1.31                        “Plans and Budgets” shall mean collectively, the Research Plans and Budgets, the Preclinical Plans and Budgets and the Clinical Development Plans and Budgets.  As of the Effective Date, the preliminary Plans and Budgets regarding the Initial Clinical Candidate are set forth in Exhibit 1.31.

1.32                        “Preclinical and Clinical Data” shall mean all filings and supporting documents submitted or to be submitted to a Regulatory Authority in a Major Country relating to the Compound(s) or Product(s), and all data contained therein, including, without limitation, any INDs, NDAs and their counterparts in other countries, investigator’s brochures, correspondence to and from such Regulatory Authorities, minutes from teleconferences with Regulatory Authorities, registrations and licenses, regulatory drug lists, advertising and promotion documents shared with Regulatory Authorities, adverse event files and complaint files.  In addition, Preclinical and Clinical Data shall include all investigator reports (both preliminary and final), statistical analysis, expert opinions and reports, safety and other electronic databases and all other material documentation and information related to Preclinical Development or clinical development of a Compound or a Product.  Without limiting the foregoing, Preclinical and Clinical Data shall include all items described in Exhibit 1.32 that are generated from the Funded Work.

1.33                        “Preclinical Development” shall mean those preclinical studies with respect to the Compounds and/or Products that are specifically required for an IND, including without limitation ADME and GLP toxicology studies, or studies required for the CMC section of an IND or an NDA.  It is understood that “preclinical” testing will continue after the filing of an IND in support of the clinical development of a Compound or Product, including ongoing toxicology, metabolic, PK and other non-clinical testing of such Compound or Product, and that “Preclinical Development” as used herein shall include such ongoing non-clinical testing.

1.34                        “Preclinical Plan and Budget” shall mean the plan and budget for Preclinical Development, as described in Article 4 below.

1.35                        “Product(s)” shall mean product(s), in any formulation, containing a Compound(s) as an active ingredient(s).

1.36                        “Program Director” shall mean a development executive appointed by each Party pursuant to Section 3.1 to serve as such Party’s principal coordinator and liaison for the Funded Work.

1.37                        “R&D Personnel” shall mean employees of a Party assigned (full- or part-time) to conduct research, scientific and/or technical activities under the Plans and Budgets and having qualifications reasonably approved by the JSC, including scientists, clinical research staff, post-doctoral fellows and similarly qualified technicians, but excluding personnel performing non-scientific or non-technical activities such as project management personnel, patent counsel, business development personnel, secretarial staff or the like.  For purposes of the Research funded under Section 9.1.1 below, R&D Personnel will include […***…] for MG’s […***…].  For purposes of the Preclinical Development conducted hereunder, R&D personnel may include manufacturing personnel performing QA/QC and other GMP-related activities.  In addition, internal costs of the Approved Preclinical Studies may include approved actual costs of MG’s Program Director, on a percentage of time basis.

1.38                        “Regulatory Authority” shall mean any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the EMEA), or other governmental entity in any jurisdiction of the world involved in the granting of Marketing Approval for pharmaceutical products.

1.39                        “Reimbursable Clinical Costs” shall mean all out-of-pocket clinical trial costs incurred by MG in conducting the Approved Clinical Studies, plus Cost of Goods for the clinical supplies of Compounds and/or Products used therein, and up to a maximum of […***…] per year of mutually agreed internal costs of approved FTE’s of MG (at an agreed reimbursement rate) for the Approved Clinical Studies.  It is understood that such internal costs will include approved actual costs of […***…].

1.40                        “Research” shall mean activities directed to the research, discovery, characterization, optimization, in vitro testing and/or in vivo evaluation of HDAC Inhibitors, conducted by or under authority of MG.

1.41                        “Research Data” shall mean all material screening results, SAR data, optimization information, in vitro and in vivo data, compositions, samples and other information generated in the course of research conducted by or under authority of MG or Taiho with respect to Compounds and/or Products, including without limitation all information and data described in part 1.41A of Exhibit 1.41.  In case of data that is generated by an entity with rights with respect to Compounds and/or Products both in and outside of the Field, Research Data shall mean the foregoing, but only to the extent it is not specific to non-cancer indications. With respect to such data generated by Non-Cancer Partners, Research Data shall mean only the items set forth in part 1.41B of Exhibit 1.41.

1.42                        “Research Plan and Budget” shall mean the plan and budget for Research, as described in Article 4 below.

***Confidential Treatment Requested

1.43                        “Research Term” shall mean the period beginning upon the Effective Date and, unless earlier terminated in accordance with Article 20, terminating two (2) years after the Effective Date, unless extended by the Parties in writing upon mutual agreement.

1.44                        “Royalty Term” shall mean, with respect to a particular Product in a country, the period commencing on the Effective Date and continuing until the later of (a) expiration or abandonment of the last Valid Claim within the Licensed Patents covering such Product in the particular country (on a Product-by-Product and country-by-country basis), or (b) ten (10) years after the first commercial sale in Japan of the first Product containing the same Compound as is contained in such Product.

1.45                        “Sublicensee” shall mean a non-Affiliate third party to whom Taiho has granted (i) the right to distribute a Product made in accordance with this Agreement, provided that such third party has primary responsibility for the marketing and promotion of such Product in its distribution territory and has the right to record sales of such Product for its account or (ii) the right to make and sell a Product, with respect to Products made and sold by such third party, within the scope of the license hereunder.  For clarity, Sublicensee shall exclude any wholesaler or reseller of Product which are not primarily responsible for marketing or promotion of the Product.  In addition, Taiho and MG shall not be deemed Sublicensees of the other, nor shall either Party be deemed to be acting “under authority” of the other Party.

1.46                        “Territory” shall mean Japan, South Korea (or both South and North Korea if unified), Taiwan and China.

1.47                        “Valid Claim” shall mean (a) a claim of an issued and unexpired patent, which has not been held unenforceable, unpatentable or invalid by a final decision of a court or other governmental agency of competent jurisdiction, and which has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) a claim in a pending patent application being prosecuted in good faith that has not been abandoned or finally rejected and which has been pending for less than […***…].  In the event subsequent to such […***…] period, such pending claim is issued as a claim of an issued and un-expired patent included within (a) above, such claim shall be reinstated thereafter as a “Valid Claim” in accordance with clause (a) above.

1.48                        Additional Definitions. In addition, the following terms shall have the meaning described in the corresponding section of this Agreement.  Other terms may be defined throughout the Agreement.

Term	Section Defined
“acquired”	1.21.1
“Approved Product”	10.1.6(b)
“Agreement”	Preamble
“Annual Net Sales”	11.1
“Approved Preclinical Costs”	9.1.2
“Audited Party,” “Auditing Party”	12.5.1

***Confidential Treatment Requested

“Back-up Compound”	10.1.4(a)
“Base Royalties”	9.4.1
“Bridging Study”	10.1.4(b)
“Cancer HDAC Research”	1.7
“Collaboration Term”	20.1
“Combination Therapy”	10.1.4(e)
“Confidential Information”	16.1
“Cumulative Net Sales”	10.2.3(a)
“Disclosed Know-how”	8.4
“Discovered”	1.7
“Effective Date”	Preamble
“Excluded Third Party IP”	11.2.1
“First Approval”	10.1.6
“Generic Competition”	11.4.1
“Global Development Committee”	3.4
“Indemnitor,” “Indemnitee”	19.4
“JAMS”	21.1
“Joint Intellectual Property”	17.2
“Joint Development Team,” “JDT”	3.2
“Joint Steering Committee,” “JSC”	3.3
“Large Market Tumors”	10.1.4(d)
“Licensed Product Use Diagnostics”	8.1.2
“Material Non-Performance”	20.2.2
“MG”	Preamble
“MG Indemnitees”	19.2
“Non-Cancer HDAC Research”	1.7
“Non-Cancer Partner”	5.2.1(a)
“Non-Cancer Reserve Compounds”	5.2.1(e)
“Non-Cancer Selected Compounds”	5.2.1(c)
“Opt-out Non-Cancer Partner”	8.3.4
“Party”, “Parties”	Preamble
“preclinical”	1.33
“Product Use Diagnostics”	8.1.2
“Prosecution”	17.4.4
“R&D Events”	10.1, 10.1.2(c)
“Recoupable Costs”	9.4
“Resolution”	20.2.2(a)
“Selected Compounds”	5.2.1(b)
“Set of R&D Event Payments”	10.1.6
“small molecules”	1.18
“Small Market Tumors”	10.1.4(c)
“Subsequent Approved Product”	10.2.2
“Taiho”	Preamble
“Taiho Blocking Patents”	8.5

***Confidential Treatment Requested

“Taiho Budgeted Funds”	9.1
“Taiho Indemnitees”	19.3
“Taiho Reserve Compounds”	5.2.1(d)
“Territory-Specific Preclinical Study”	5.1.2
“Third Party IP”	11.2.1
“Transitioned Product”	20.4.4(a)
“under authority”	1.45
“US Indication”	10.1.5(c)
“US Product”	10.1.5(c)
“US Product Data”	10.1.5(c)

ARTICLE 2
COLLABORATION

2.1                               Scope of Collaboration.  Subject to the terms and conditions of this Agreement, the Parties shall collaborate: (a) to conduct Research to identify, characterize and discover Compounds useful in the Field; and (b) recognizing that Products will be developed both in North America and in the Territory and that regulatory and budget efficiencies can be achieved through the worldwide use of appropriate data and files, to cooperatively conduct the Approved Preclinical Studies and Approved Clinical Studies of Selected Compounds in North America.

2.2                               Conduct of the Collaboration.  Subject to the terms and conditions of this Agreement, each Party shall use Commercially Reasonable and Diligent Efforts to conduct Research in accordance with the Research Plan and Budget, Preclinical Development in accordance with the Preclinical Plan and Budget, and the Approved Clinical Studies in accordance with the Clinical Development Plan and Budget, in each case under the supervision of the JSC.  Each Party agrees to keep the JSC informed as to the progress of its activities under the Plans and Budgets.

ARTICLE 3
GOVERNANCE

3.1                               Program Directors.  MG and Taiho shall each appoint a Program Director within thirty (30) days after the Effective Date.  Each Party shall have the right, after consulting with the other Party, to designate a different Program Director from time to time thereafter.  The Program Directors shall jointly oversee the conduct of the Funded Work, shall lead the Joint Development Team, and shall report to the Joint Steering Committee.

3.2                               Joint Development Teams.  Prior to commencing any Approved Preclinical Studies or Approved Clinical Studies, the Joint Steering Committee shall establish a “Joint Development Team,” or “JDT” in accordance with this Section 3.2 to oversee operational activities under the Preclinical Plan and Budget and Clinical Development Plan and Budget.

3.2.1                     Membership.  The JDT shall be comprised of an equal number of representatives from each of MG and Taiho as determined by the Program Directors, and shall include each Party’s Program Director.  The JDT shall be under the supervision of the Joint Steering Committee, and its members may be replaced at any time upon the determination of the JSC.

3.2.2                     Meetings.  During such time periods as Funded Work is ongoing under the Preclinical Plans and Budgets and/or the Clinical Development Plans and Budgets, the JDT shall meet or communicate no less frequently than monthly, or as otherwise agreed by the Parties, by phone, video conference, web-cast or at mutually agreed locations alternating between Japan and Canada, or at such other locations as the Parties agree.  Each Party shall bear its own personnel, travel and lodging expenses relating to JDT meetings.  It is understood that the JDT shall be disbanded and shall not have any further responsibilities or decision making powers after the end of the Funded Work.

3.2.3                     Responsibilities.  The JDT shall be responsible for (a) monitoring and coordinating operational activities of the Approved Preclinical Studies and Approved Clinical Studies, (b) reviewing and approving during the period of the Funded Work regulatory correspondence, final study reports and submissions to Regulatory Authorities in North America relating to Selected Compounds and/or Products, and (c) without limiting Section 5.2.2 below, proposing subsequent candidates for Preclinical Development or clinical trials to the JSC.

3.2.4                     Decisions of the JDT.  Decisions of the JDT shall be made by agreement of the Program Directors, with each Program Director having one vote.  Actions that may be taken at a meeting of the JDT also may be taken without a meeting if a written consent setting forth the action so taken is signed by the Program Directors.  It is understood that the decisions of the JDT, whether under this Section 3.2.4 or under any other section of this Agreement, shall not vary the terms of this Agreement.  In the event that the Program Directors are unable to reach agreement on an issue as set forth in this Section 3.2.4, the issue shall be finally decided by Joint Steering Committee.

3.3                               Joint Steering Committee.  Within thirty (30) days after the Effective Date, MG and Taiho shall establish a “Joint Steering Committee” or “JSC” in accordance with this Section 3.3 to provide oversight and management of certain activities, as further described in this Section 3.3.

3.3.1                     Membership.  The JSC shall be comprised of an equal number of representatives from each of MG and Taiho, selected by such Party.  The exact number of such representatives on each of the JSC shall be two (2) for each of MG and Taiho, or such other number as the Parties may agree.  Taiho and MG may replace its respective JSC representatives at any time, with prior written notice to the other Party.

3.3.2                     Meetings.  During such time periods as Funded Work is ongoing under the Plans and Budgets, the JSC shall meet no less frequently than once each calendar quarter, or as otherwise agreed by the Parties, at mutually agreed locations alternating between Japan and Canada, or if agreed, by phone, video conference, web-cast, or at such other locations as the Parties agree, and thereafter as the Parties agree.  Each Party shall bear its own personnel, travel and lodging expenses relating to JSC meetings.  It is understood that the JSC shall be disbanded and shall not have any further responsibilities or decision making powers after the end of the Funded Work.

3.3.3                     Responsibilities.  At its meetings, the JSC shall, consistent with the terms and conditions of this Agreement, (i) formulate and review the objectives of the Parties’ collaboration hereunder, (ii) monitor the progress of the Parties toward those objectives, (iii) review and approve the Plans and Budgets, pursuant to Article 4 of this Agreement, (iv)  undertake and/or approve such other matters as are specifically provided for the JSC under this Agreement, and (v) serve as a forum for communication between the Parties and to resolve issues as mutually agreed.  Other representatives of Taiho or MG may attend JSC or subcommittee meetings as non-voting observers.

3.3.4                     Decisions of the JSC.  Decisions of the JSC shall be made by unanimous agreement of the members present in person or by other means (e.g., teleconference) at any meeting; provided that at least one (1) representative of each Party is present at such meeting.  It is understood that the decisions of the JSC, whether under this Section 3.3.4 or under any other section of this Agreement, shall not vary the terms of this Agreement.  In the event that the JSC is unable to reach unanimous agreement on an issue as set forth in this Section 3.3.4 (except with respect to approving the selection of a Selected Compound under Section 5.2.2 below or a Research Plan and Budget with fewer than […***…] per year during the Research Term), Taiho shall have the right to cast a deciding vote, which shall be deemed the decision of the JSC.

3.4                               Global Development Committee.  At such time as any Preclinical Development or clinical trial is undertaken by or under authority of Taiho or MG (including by an Additional Partner) anywhere in the world within the Field with respect to a Compound and/or Product outside of the Funded Work, the Parties shall establish a joint committee among MG, Taiho and any Additional Partner(s) to discuss and coordinate such development of such Compound and/or Product (the “Global Development Committee”).  To the extent there are not Additional Partners, and if Funded Work is still ongoing at the time, the function of the Global Development Committee set forth in this Section 3.4 shall be handled by the JSC.  The primary role of such Global Development Committee shall be to provide a forum for communication between MG, Taiho and any Additional Partner(s) with respect to activities related to the ongoing Preclinical Development and clinical development of Compounds and/or Products in the Field, outside the Funded Work.  Taiho, MG and each Additional Partner having rights to such Compounds or Products shall each have at least two (2) representatives on such Global Development Committee.  Each member of the Global Development Committee shall keep the other members fully informed in English (subject to Section 6.6) as to the ongoing Preclinical Development and clinical development of, and regulatory activities with respect to, such Compounds or Products in the Field.  It is understood and agreed, however, that formal approval of such Global Development Committee shall not be required for any such activities.  The Global Development Committee shall meet no less frequently than twice each calendar year, or as otherwise agreed by the Parties, until the termination or expiration of this Agreement and each of Taiho, MG and any Additional Party shall give a full report in English (subject to Section 6.6) at each such meeting of activities relating to the particular Compounds and Products such Party or Additional Partner has rights to that is undergoing Preclinical Development or clinical development in the Field.  Additional Partners will participate in such meeting only with respect to Compounds and/or Products for which they have rights.  It is further understood that MG shall not be deemed in breach of this Section 3.4 in the event an Additional Partner fails to comply with this Section 3.4, provided that MG has obtained in its agreement with such Additional Partner the obligation to comply with this Section 3.4, and has used reasonable efforts to cause such Additional Partner to comply with such agreement.

ARTICLE 4
PLANS AND BUDGETS

4.1                               Contents of the Plans and Budgets.  The Plans and Budgets shall specify the objectives and work plan activities of the Research to be conducted during the Research Term, Approved Preclinical Studies and Approved Clinical Studies, respectively, including the out-of-pocket costs budgeted to be incurred by MG therefor, and in the case of the Approved Preclinical Studies and Approved Clinical Studies the number and type of FTEs (including in each case by category(ies) of cost or activity, if so decided by the JSC).  Unless otherwise stated in the respective Plan and Budget, any monetary amounts budgeted therein shall refer to only the out-of-pocket costs of MG for the respective activity.  Likewise, unless otherwise stated in the respective Plan and Budget, any headcounts budgeted therein shall refer only to the number of a Party’s FTEs working on the respective activity.

4.1.1                     Initial and Renewal Plans and Budgets.  Promptly after the Effective Date, the JSC shall review and approve more complete, formal initial Plans and Budgets in accordance with this Section 4.1 and Section 4.2 below.  Until such approval of Plans and Budgets by the JSC in accordance with this Article 4, the preliminary Plans and Budgets set forth in Exhibit 1.31 shall be deemed the Plans and Budgets then in effect.  Thereafter, the JSC shall establish and approve in accordance with this Article 4 renewal Plans and Budgets, prior to the expiration of the Plans and Budgets then in effect, to the extent Funded Work is to be conducted after such expiration.

4.1.2                     Periodic Review.  JSC shall review the Plans and Budgets on an quarterly basis and may make any changes thereto as it deems necessary or appropriate, in accordance with Section 4.2 below.

4.1.3                     Taiho Participation.  The Plans and Budgets shall provide such reasonable detail as either Party may request.  Without limiting the foregoing, with respect to clinical trials, the Plans and Budgets shall include budgets, CROs, schedules, trial sites, investigators, protocols and the like, as requested by either Party.  It is understood and agreed that Taiho shall have the right to check, request changes to, participate in revisions of and finally approve all Plans and Budgets for the Funded Work.

4.2                               Approval of Plans and Budgets by the JSC.  Each Plan and Budget, including any changes thereto, must be reviewed and approved by the JSC and Taiho before it becomes effective.  Each such approval by the JSC and Taiho shall render such Plan and Budget effective for a period of twelve (12) months after such date of approval.  The JSC may forecast plans and budgets for longer periods, but such approvals shall not render a Plan and Budget effective for a period of more than twelve (12) months after the date of such approval, and the portions of each Plan

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and Budget setting forth activities after its expiration shall be non-binding for either Party.  Upon request by Taiho, the Preclinical Plan and Budget and the Clinical Development Plan and Budget shall include separate plans and budgets for each Compound, Product, and clinical trial.

ARTICLE 5
CONDUCT OF FUNDED WORK

5.1                               General.  MG shall conduct the Research, Approved Preclinical Studies and Approved Clinical Studies in accordance with the applicable Plans and Budgets, and shall use Commercially Reasonable and Diligent Efforts to achieve the objectives and timelines within such Plans and Budgets.  Without limiting the foregoing, unless otherwise agreed by the Parties and specified in the Research Plan and Budget, MG agrees to dedicate […***…] FTEs per year during the Research Term to performing the Research Plan and Budget.  It is understood, however, that MG shall not be obligated to incur any costs in performing the Plans and Budgets that are not reimbursed by Taiho, except that it is understood that Taiho shall be obligated to reimburse only the Reimbursable Clinical Costs of the Approved Clinical Studies.  The Approved Preclinical Studies and the Approved Clinical Studies shall be designed in a manner to maximize the usefulness of the resulting Data for Taiho’s regulatory efforts for Products in the Territory, and to comply (to the extent practicable) with any clinical or regulatory requirements in the Territory, while at the same time providing data that is directed at obtaining Marketing Approval for the Products in North America.

5.1.1                     Activities to be Conducted by Taiho through the JSC.  In addition to Taiho’s participation as set forth in this Article 5 below, Taiho and MG may mutually agree from time to time on research and preclinical development activities with respect to Compounds and/or Products to be conducted by Taiho in connection with the Plans and Budgets.  The Parties acknowledge that Taiho expects to conduct some such activities, including as of the Effective Date, those Taiho activities set forth in the preliminary Plans and Budgets, but shall not be obligated to do so.  During the Research Term and for […***…] thereafter, Taiho agrees not to conduct any […***…] specifically directed to compounds that directly inhibit the activity of HDAC enzymes or have therapeutic effect through the inhibition of HDAC enzymes, […***…], other than those to be conducted in connection with or in the exercise of rights granted under this Agreement, unless Taiho agrees to treat […***…] under this Agreement.

5.1.2                     Territory-Specific Preclinical Studies.  In the event Taiho requests MG to perform preclinical studies with respect to Compounds and/or Products solely to satisfy particular requirements for preclinical data in the Territory beyond that which would be required or useful in North America or Europe (each, a “Territory-Specific Preclinical Study”), MG agrees to perform such study as approved and overseen by the JSC.  MG shall be compensated for such work to the extent set forth in Section 9.1.3 below.  Activities set forth in the Research Plan and Budget or the Preclinical Plan and Budget shall not be deemed part of Territory-Specific Preclinical Studies unless specifically labeled as such therein.

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5.1.3                     Visiting Taiho Personnel.  The Parties agree that Taiho may designate certain employees reasonably acceptable to MG to visit MG’s facilities where the Plans and Budgets are being performed, for purposes of observing and participating in the performance of the Plans and Budgets.  The arrangements and duration of such visits shall be reasonably agreed by the Parties so as to minimize any disruption to MG’s business while providing Taiho meaningful participation in the performance the Plans and Budgets as requested by Taiho.  It is understood that such visits shall be on a temporary, short-term basis and shall not include longer-term residency unless agreed by the Parties.  While at MG, Taiho employees shall have full access at MG to Data and Licensed Technical Information pertaining to the Compounds and/or Products.

5.1.4                     Subcontracting.  Neither Party shall delegate or subcontract its performance of the Plans and Budgets, except as approved by the JSC.  In addition, any agreements to be entered into by either Party with a third party to perform any portion of the Plans and Budgets shall be approved by the JSC.  Such agreements shall contain provisions as materially protective of each Party’s rights, including without limitation with respect to access to Data, ownership and licenses of intellectual property rights and protection of confidential information, as set forth in this Agreement with respect to work performed by the other Party.  In the event MG engages a CRO(s) to perform part or all of the Approved Preclinical Studies or Approved Clinical Studies, the Data available to Taiho under Section 6.1 shall include all information and data communicated to and from such CRO(s) with respect to the Compounds and/or Products in the Field.

5.2                               Selection of Compounds.

5.2.1                     Certain Definitions.

(a)                                 “Non-Cancer Partner” shall mean a non-Affiliate third party who (i) is or will be granted by MG, directly or indirectly, a right to develop, market and/or commercialize Compounds and/or Products outside the Field, (ii) is not and will not be granted by MG, directly or indirectly, any rights with respect to Compounds or Products in the Field anywhere in the world, and (iii) who is not an Opt-out Non-Cancer Partner.  A Non-Cancer Partner and all of its Affiliates shall be deemed a single Non-Cancer Partner (for example, for purposes of Section 5.2.4(b)(ii) below).

(b)                                 “Selected Compounds” shall mean the Initial Clinical Candidate and (i) those other individual Compounds selected as a Selected Compound by the JSC under Section 5.2.2, (ii) those Compounds that are Selected Compounds under Section 5.2.3(b), (iii) Compounds for which an Additional Partner or third party has rights to develop, market or commercialize as described in Section 5.2.6, and (iv) all Taiho Reserve Compounds in compliance with such 5.2.3(a) below.  With respect to each such Compound, the Selected Compound shall include prodrugs, metabolites, salts, esters, hydrates, solvates, free base, polymorphs, isomers thereof, conjugated forms and/or liposomal or other formulations thereof and other compositions consisting of such Compound non-covalently bonded with other moieties, which together shall be deemed a single Selected Compound (and a single Taiho Reserve Compound) for purposes of Sections 5.2.2, 5.2.3(a)(ii) and 5.2.3(b) below.

(c)                                  “Non-Cancer Selected Compounds” shall mean (i) those individual Compounds selected by Non-Cancer Partners under Section 5.2.4(d), (ii) those Compounds that are Non-Cancer Selected Compound in accordance with Section 5.2.4(c) below, and (iii)  Non-Cancer Reserve Compounds selected in accordance with Section 5.2.4(b) below, in each case subject to Section 5.2.5 and provided that MG has obtained all rights and covenants as set forth in Section 8.3.1(b) from the respective Non-Cancer Partner.  With respect to each such Compound, the Non-Cancer Selected Compound shall also include the prodrugs, metabolites, salts, esters, hydrates, solvates, free base, polymorphs, isomers thereof, conjugated forms and/or liposomal or other formulations thereof and other compositions consisting of such Compound non-covalently bonded with other moieties, which together shall be deemed a single Non-Cancer Selected Compound (and a single Non-Cancer Reserve Compound) for purposes of Sections 5.2.4(b)(ii), 5.2.4(c) and 5.2.4(d) below.

(d)                                 “Taiho Reserve Compounds” shall mean a list of up to […***…] individual Compounds designated by Taiho as potential development candidates which Taiho desires to reserve in the Territory for the Field in accordance with Section 5.2.3(a) below.

(e)                                  “Non-Cancer Reserve Compounds” shall mean a list of up to […***…] individual Compounds designated by a Non-Cancer Partner as potential development candidates which such Non-Cancer Partner desires to reserve in the Territory outside the Field in accordance with Section 5.2.4(b) below.

5.2.2                     Selection by the JSC.  From time to time, either Party or the JDT may suggest that the JSC consider a particular Compound (whether or not such Compound is then a Selected Compound) to be further advanced into Approved Preclinical Studies and/or Approved Clinical Studies.  Upon approval of the JSC of such Compound for such Approved Preclinical Studies or Approved Clinical Studies, the Parties shall proceed to establish the appropriate Plans and Budgets for such Compound (it being understood that, upon the approval of such Compound by the JSC, the same shall be deemed a Selected Compound).  In the event the Parties have not begun […***…] or […***…] of such Compound […***…] within […***…] after its […***…] by the JSC under this Section 5.2.2, such Compound shall thereafter […***…] (and cannot be […***…] as […***…] under this Section 5.2.2 for at least a period of […***…]) but such Compound may be immediately re-selected or may remain as a Selected Compound pursuant to Sections 5.2.3(a) or 5.2.6 below.

5.2.3                     Designation by Taiho.

(a)                                 Taiho’s Designation of Reserve Compounds.  Taiho may designate a Compound as a Taiho Reserve Compound at any time upon notice to MG, provided at the time of such notice (i) such Compound is not then a Non-Cancer Selected Compound, and (ii) there are not then more than […***…] Taiho Reserve Compounds.  In the event there are then-currently […***…] Taiho Reserve Compounds, then Taiho shall not have the right to include any additional Compound(s) as Taiho Reserve Compounds, until Taiho has removed an equal number of Compounds from the list of Taiho Reserve Compounds, chosen at Taiho’s sole discretion.  For the foregoing purpose, it is understood and agreed that Taiho shall have the right to remove any

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Compound from the list of Taiho Reserve Compounds at any time upon written notice to MG.  In the event a Compound is so removed from the list of Taiho Reserve Compounds, then such Compound shall thereafter cease to be a Selected Compound, unless re-designated in accordance with this Section 5.2.3(a), or such Compound becomes a Selected Compound in accordance with Section 5.2.2 above or 5.2.6 below.

(b)                                 Elevation of Taiho Reserved Compounds.  Upon commencement of (i) Phase I clinical studies by or under authority of Taiho with respect to a Compound(s) in the Field, and provided that (ii) such Compound(s) are Taiho Reserve Compound(s) at the time of Taiho’s notice to MG of such commencement under this Section 5.2.3(b), such Compound shall cease to be a Taiho Reserved Compound but shall remain a Selected Compound hereunder (i.e., such Compound will no longer count against the maximum number of […***…] Taiho Reserve Compounds).  Taiho shall promptly notify MG of any Compounds for which Phase I studies have been commenced by or under its authority.

5.2.4                     Rights of Non-Cancer Partners; Designation by Non-Cancer Partners.

(a)                                 Rights granted to Non-Cancer Partners.  MG may grant each Non-Cancer Partner rights to develop, market and/or commercialize in the Territory outside the Field only a limited number of individual Compounds (and Products containing the same) which have been selected as Non-Cancer Selected Compounds in accordance with this Section 5.2.4.

(b)                                 Non-Cancer Partner’s Designation of Reserved Compounds.  A Non-Cancer Partner may designate a Compound as a Non-Cancer Reserve Compound at any time after the Effective Date upon notice to MG, provided at the time of such notice (i) such Compound is not then a Selected Compound, and (ii) there are not then more than […***…] Non-Cancer Reserve Compounds for such Non-Cancer Partner.  In the event the Non-Cancer Partner then-currently has […***…] Non-Cancer Reserve Compounds, then such Non-Cancer Partner shall not have the right to include any additional Compound(s) as Non-Cancer Reserve Compounds, until such Non-Cancer Partner has removed an equal number of Compounds from its list of Non-Cancer Reserve Compounds, chosen at such Non-Cancer Partner’s sole discretion.  For the foregoing purpose, it is understood and agreed that a Non-Cancer Partner shall have the right to remove any Compound from its list of Non-Cancer Reserve Compounds at any time upon written notice to MG.  In the event a Compound is so removed from the list of Non-Cancer Reserve Compounds, then such Compound shall thereafter cease to be a Non-Cancer Selected Compound (unless re-designated in accordance with this Section 5.2.4(b)), and the Non-Cancer Partner shall have no further rights to develop, market and/or commercialize such Compounds in the Territory outside the Field.

(c)                                  Elevation of Non-Cancer Reserve Compounds.  Upon commencement of (i) Phase I clinical studies by or under authority of a Non-Cancer Partner with respect to a Compound(s) outside the Field, and provided that (ii) such Compound(s) are Non-Cancer Reserve Compound(s) at the time of the Non-Cancer Partner’s notice to MG of such commencement under this Section 5.2.4(c) such Compound shall cease to be a Non-Cancer Reserved Compound but shall remain a Non-Cancer Selected Compound hereunder (i.e., such

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Compound will no longer count against the maximum number of […***…] Non-Cancer Reserve Compounds for such Non-Cancer Partner).

(d)                                 Development Candidate Selection by a Non-Cancer Partner.  With respect to each Non-Cancer Partner, such Non-Cancer Partner may designate one (1) Compound at any time after the Effective Date (that is its development candidate outside the Field) to be a Non-Cancer Selected Compound, provided that such Compound is not-then currently a Selected Compound.  In the event MG and such Non-Cancer Partner have not begun Preclinical Development or clinical trials of such Compound […***…] within […***…] after such […***…], such Compound shall thereafter […***…] (and cannot be […***…] as […***…] under this Section 5.2.4(d) for at least a period of […***…]) but such Compound may be immediately re-selected as or may remain a Selected Compound pursuant to Section 5.2.4(b) above.

5.2.5                     Coordination.

(a)                                 Designation by Non-Cancer Partner.  A Non-Cancer Partner’s designation, or removal, of a Compound as a Non-Cancer Selected Compound or Non-Cancer Reserve Compound shall be effective only upon notice to […***…] of such designation or removal.

(b)                                 Designation by Taiho.  MG shall have a period of […***…], to inform Taiho of any reasons under this Agreement why such Compound cannot be a Taiho Reserve Compound, including without limitation if such Compound is already a Non-Cancer Selected Compound prior to such notice (a “Rejection”).  In the event […***…] does not notify Taiho in writing of a Rejection within such […***…] period, or notifies Taiho during such […***…] period that such Compound has been accepted as a Taiho Reserve Compound, then Taiho’s designation of such Compound as a Taiho Reserve Compound shall conclusively be deemed effective under Section 5.2.3(a) above.  In the event a Compound is Rejected as a Taiho Reserve Compound, then MG agrees to promptly notify Taiho if such Compound is thereafter removed from any list of Non-Cancer Selected Compounds, no later than MG notifies any other third party of such removal.

(c)                                  Disclosure.  […***…] shall promptly disclose to Taiho the structures of all Non-Cancer Selected Compounds, to the extent MG has the right to do so under its agreement with the Non-Cancer Partner that designated such Non-Cancer Selected Compound.  To the extent that […***…] has the right to disclose structures of such Non-Cancer Selected Compounds to Taiho, […***…] may reciprocally disclose to such Non-Cancer Partner the structures of the Selected Compounds hereunder; but […***…] shall not disclose the structures of Selected Compounds to a Non-Cancer Partner who does not permit […***…] to disclose its Non-Cancer Selected Compounds to Taiho.

5.2.6                     Selection by Additional Partners.  At such time as […***…] grants an Additional Partner or any other third party rights to develop, market and/or commercialize any Compounds in the Field, such Compounds that are selected or reserved for development by such Additional Partner or such third party shall thereafter be deemed Selected Compounds under this

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Agreement.  […***…] shall promptly notify Taiho of any such Compounds.  It is understood that as used herein, a right to “market and/or commercialize” under this Section 5.2.6 shall include an option to acquire such rights, as defined in the last sentence of Section 1.1 (but excluding the rights described in Section 1.1(a) and (b)).  Compounds that are “selected or reserved for development” shall include any Compounds that are selected or reserved for development by the Additional Partner or third party in a manner similar to this Section 5.2 (i.e. Compounds that cannot become Non-Cancer Selected Compounds without such Additional Partner or third party’s consent) and all Compounds for which the Additional Partner or third party has actually commenced Preclinical Development or clinical studies in the Field.  […***…] shall notify Taiho of all Selected Compounds under this Section 5.2.6.

5.2.7                     No Obligation to Develop Reserve Compounds.  It is understood that neither Taiho nor the Non-Cancer Partners shall have any obligation to advance any Reserve Compounds into Preclinical Development or clinical development, but each may do so in its discretion in accordance with its respective licenses and rights.

ARTICLE 6
PRECLINICAL AND CLINICAL DATA; LICENSED TECHNICAL INFORMATION

6.1                               Taiho’s Access to Data.  MG shall provide Taiho with prompt and complete access and the right to use for any purposes relating to Compounds and/or Products in the Field and to file with Regulatory Authorities, all Data generated by or under authority of MG (whether or not generated under the Plans and Budgets or in the course of Funded Work) at […***…].  Without limiting the foregoing, upon request by Taiho from time to time, MG shall promptly provide to Taiho copies of all Data in MG’s possession, and reasonable access to all originals of Data, such as original patient report forms, whether or not in MG’s possession.  With respect to Data that is in the possession of a third party only, MG shall secure Taiho the right to obtain copies of such Data from such third party, and shall cooperate fully with and assist Taiho in obtaining such copies.

6.2                               MG’s Access to Data.  Taiho shall provide MG with prompt and complete access and the right to use for any purposes relating to Products and/or Compounds in the Field and to file with Regulatory Authorities, all Research Data and Preclinical and Clinical Data generated by Taiho at […***…].  Without limiting the foregoing, upon request by MG from time to time, Taiho shall promptly provide to MG copies of all such Research Data and Preclinical and Clinical Data generated by Taiho, and reasonable access to all originals of such Data, such as original patient report forms.  Notwithstanding the foregoing, Taiho shall be obligated to provide to MG Preclinical and Clinical Data with respect to a Compound only to the extent that MG, the Additional Partners and/or Non-Cancer Partners have provided Taiho with access to and use of Preclinical and Clinical Data for such Compound in the Field, generated outside of the Funded Work, at an equivalent stage of preclinical or clinical development.  In addition, MG shall not provide to any of its partners, contractors or others outside the Field any Data relating to Compounds and/or Products that is specific to cancer, and shall not provide to Non-Cancer Partners

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any Data generated by Taiho or generated in connection with the Funded Work except those set forth on part 1.41B of Exhibit 1.41.

6.3                               Transfer of Technical InformationPromptly after the Effective Date, MG shall use Commercially Reasonable and Diligent Efforts to transfer to Taiho copies of all Licensed Technical Information that MG reasonably believes to be existing as of the Effective Date.  Thereafter during the term of this Agreement, upon request of Taiho, MG shall transfer to Taiho all previously undisclosed Licensed Technical Information, if any, including without limitation those developed or acquired after the Effective Date; and shall provide reasonable quantities of Compounds, for further evaluation by Taiho.  It is understood that MG’s efforts to provide Taiho with quantities of Compounds as requested under this Section 6.3 may be counted against the […***…] FTE’s performing Research during the Research Term.

6.4                               AssistanceSubject to Section 6.6 below, each Party shall provide the other with such assistance as the other Party reasonably requests from time to time, to enable such other Party to fully understand and implement the Data and Licensed Technical Information to be provided hereunder.

6.5                               Coordination with Additional Partners, Non-Cancer Partner and Others6.5.1                        By MG.

(a)                                 Additional Partners. It is understood that MG shall be responsible to obtain for Taiho prompt access to, copies of (or the right to promptly obtain copies if the Data is not already in the possession of MG), and use rights with respect to Data generated by Additional Partners, or other third parties authorized by MG (but excluding Non-Cancer Partners, except as provided in Section 6.5.1(b) below), with respect to Compounds and/or Products that are used or useful in the Field, together with the same type of assistance by such Additional Partner or such third parties that MG would be obligated to provide under Section 6.4 with respect to such Data.  Without limiting Section 8.3 below, a failure to obtain such access, copies or assistance shall […***…] of this Section 6.5.  MG shall not provide any Data to an Additional Partner that fails to provide any Data to Taiho; nor shall MG provide Taiho’s Data to any Additional Partner, directly or indirectly (including by way of cross-referencing for regulatory purposes), except as permitted under Section 6.5.2.

(b)                                 Non-Cancer Partners.  MG shall be responsible to obtain for Taiho prompt access to, copies of and use rights with respect to Research Data (as described in part 1.41B of Exhibit 1.41) generated by Non-Cancer Partners, together with the same type of assistance by such Non-Cancer Partner that MG would be obligated to provide under Section 6.4 with respect to such Research Data.  Without limiting Section 8.3 below, a failure to obtain such access, copies or assistance shall […***…] of this Section 6.5.  MG shall not provide any Data to a Non-Cancer Partner that fails to provide any Data to Taiho; nor shall MG provide Taiho’s Data to any Non-Cancer Partner, directly or indirectly (including by way of cross-referencing for regulatory purposes), except as permitted under Section 6.5.2 and 6.2.

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6.5.2                     By Taiho.

(a)                                 Taiho shall provide to Additional Partners the same access to, copies of and use rights with respect to Research Data and Preclinical and Clinical Data as set forth in Section 6.2 above, together with the same type of assistance as Taiho would be obligated to provide MG under Section 6.4 above with respect to such Data, but only to the extent such Additional Partners has provided Taiho with access and use of Data generated by or on behalf of such Additional Partners as provided for in Section 6.5.1 above, which is for the same Compound in the Field and at an equivalent stage of preclinical or clinical development.

(b)                                 Non-Cancer Partners.  Taiho shall provide to Non-Cancer Partners the same access to and copies of Research Data (as described in Part 1.41B of Exhibit 1.41) generated by Taiho, together with the same type of assistance as Taiho would be obligated to provide under Section 6.4 with respect to such Research Data, but only to the extent such Non-Cancer Partner has provided Taiho with access to and use of Research Data generated by or on behalf of such Non-Cancer Partner.

6.6                               No Obligation to Translate.  It is understood and agreed that any Data to be provided by MG, Taiho, an Additional Partner or a Non-Cancer Partner may be provided in the language in which such Data exists, and neither MG, Taiho, the Additional Partner nor the Non-Cancer Partner shall be obligated to provide translations of such Data (to the extent such translation has not already been prepared).

6.7                               Data to Conform with ICH Guidelines.  All Preclinical and Clinical Data and Manufacturing Data required to be provided to either Party under this Article 6 shall conform with ICH Guidelines, to the extent consistent with the laws, regulations and requirements of Regulatory Authorities of the country or jurisdiction for which such Data was generated by the supplying entity.

ARTICLE 7
REPORTS; RECORDS; PUBLICATIONS

7.1                               Reports.  In addition to any other information required to be provided by each Party hereunder, prior to each JSC meeting under Section 3.3 above, each Party shall provide the JSC with a written report in English summarizing the progress of such Party’s activities under the Plans and Budgets during the preceding period.  MG also agrees to keep the JSC informed as to those Compounds for which any Preclinical Development or clinical development will be conducted outside of the Plans and Budgets in the Field.

7.2                               Records.  Taiho and MG shall use reasonable efforts to maintain records of work performed under the Plans and Budgets (or cause such records to be maintained) in sufficient detail and in good scientific manner as will properly reflect all work done and results achieved.  Upon reasonable advance notice, each Party shall allow the other to have reasonable access to all records, materials and data generated by or on behalf of such Party under the Plans and Budgets with

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respect to each Product and/or Compound within the Field at reasonable times, in a reasonable manner and, upon request by either Party.

7.3                               Publications.  As soon as is practicable prior to the oral public disclosure, and prior to the submission to any outside person for publication of scientific or technical data relating to Compounds in each case to the extent the contents of the oral disclosure or publication have not been previously disclosed pursuant to this Section 7.3 before such proposed disclosure, Taiho or MG, as the case may be, shall disclose to the other Party a copy of the publication, or a written summary of any oral public disclosure, to be made or submitted, and shall allow the other Party at least […***…] days, if feasible, to determine whether such disclosure or publication contains subject matter for which patent protection should be sought prior to publication or which either Party believes should be modified to avoid disclosure of Confidential Information or regulatory or other issues.  With respect to publications by investigators or other third parties, such disclosures and publications shall be subject to review by the reviewing Party under this Section 7.3 only to the extent that Taiho or MG (as the case may be) has the right to do so.  During such […***…] day review period, the Parties may discuss the merits of making the particular publication at such time, and the Party proposing such publication shall consider in good faith the comments of the other Party, but the publishing Party shall have the final decision of whether or not to publish, so long as such publication does not disclose Confidential Information of the other party.

ARTICLE 8
TAIHO’S LICENSE

8.1                               License and License Fee.

8.1.1                     General.  As consideration for the license fee set forth in Section 8.1.4 and the royalties set forth in Article 11, MG hereby grants to Taiho an exclusive right and license, with the right to grant and authorize sublicenses, under the Licensed Technology to research, develop, make, have made, use, sell, have sold, offer for sale, import and otherwise distribute Compounds and Products, for use in the Field.  Such license shall be limited to the Territory, except that such license shall include (a) the right to make and have made Compounds and Products outside the Territory, for use, import and/or sale in the Territory; and (b) the right to conduct Preclinical Development and/or clinical trials of Products and/or Compounds in the Field outside the Territory, for submission to Regulatory Authorities within the Territory as follows: […***…]  Notwithstanding the foregoing, the license set forth in this Section 8.1 shall exclude the right to develop, import, sell or offer for sale Non-Cancer Selected Compounds, and Products containing Non-Cancer Selected Compounds, provided such Non-Cancer Selected Compounds and Products containing the same are not used within the Field in the Territory.

8.1.2                     Diagnostics.  MG hereby grants to Taiho a non-exclusive right and license, with the right to grant and authorize sublicenses, under any patents owned or controlled by MG to make, have made, use, sell, have sold, offer for sale, import and otherwise distribute products and services, for use as Product Use Diagnostics.  Such license shall be limited to the Territory, except that such license shall include the right to make and have made such products and services outside the Territory, for use, import and/or sale as Product Use Diagnostics in the Territory.  As used herein, “Product Use Diagnostics” means […***…]  The gross invoice price charged by Taiho for products or services sold by Taiho, its Affiliates or Sublicensees as Product Use Diagnostics under the foregoing license, the sale of which would infringe an issued patent of MG licensed under this Section 8.1.2 (“Licensed Product Use Diagnostics”), shall be deemed the gross invoice price of a Product for purposes of calculating “Net Sales” for which royalties will be due hereunder, subject to the deductions set forth in Section 1.25.  To the extent Taiho purchases a Licensed Product Use Diagnostics from a third party, and has rights to commercialize such Licensed Product Use Diagnostic worldwide, and has the right to sell such Licensed Product Use Diagnostic to MG and the Additional Partners, Taiho agrees to sell to MG reasonable quantities of such Licensed Product Use Diagnostics for use in the Field outside the Territory, at the same price at which Taiho purchases the same from such third party, pursuant to a mutually agreed, commercially reasonable supply agreement, and agrees to use reasonable efforts to obtain for MG the right to purchase such Licensed Product Use Diagnostics from such third party, on the same terms as Taiho, provided that it is agreed that failure to obtain such rights shall not be deemed a breach of this Section 8.1.2.

8.1.3                     Other HDAC Inhibitors.  MG covenants that it shall not, nor shall it assist, cooperate with, nor grant any rights to any third parties to, research, develop (including conducting clinical trials or filing for regulatory approval), market, sell, import, distribute or otherwise exploit any HDAC Inhibitors or products containing the same, in the Territory for use within the Field, whether or not the same are “Compounds.”

8.1.4                     License Fee.  Taiho agrees to pay MG within ten (10) days after the Effective Date, One Million Dollars (US $1,000,000) as a license fee.

8.2                               MG’s Retained Rights for Compounds in the Territory.  MG shall retain all of its rights in the Territory for uses outside of the Field of Compounds that are not Selected Compounds, subject to Section 5.2.4.  However, MG shall not, nor shall it assist or cooperate with, nor grant rights to any third party to, research, develop (including conducting clinical trials or filing for regulatory approval), market, sell, import or distribute (a) the Selected Compounds or any products containing Selected Compounds, in the Territory for uses in or outside of the Field or (b) any Compounds, other than the Selected Compounds, for uses within the Field in the Territory.

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8.3                               Agreement with Additional Partners and Other Third Parties; Exempt Patent Licensees; Opt-out Non-Cancer Partner.

8.3.1                     Coordination with this Agreement

(a)                                 Additional Partner.  MG shall ensure that its agreements with licensees of MG with rights in the Field (including Additional Partners) are in compliance with Section 5.2, and requires such third parties to abide by the provisions of this Article 8, as well as Sections 3.4, 13.2, 14.4, 14.5, 15.2, 15.3, and Article 6 hereof (including Sections 20.2.2, 20.4.2, 22.7 and Article 1, as they relate to such provisions), and with respect to patent rights of such third party sublicensed to Taiho hereunder, Sections 17.4.2 and 17.6; provided that this Section 8.3.1(a) shall not apply to Non-Cancer Partners (except as set forth in Section 8.3.1(b) below), Opt-out Non-Cancer Partners or Exempt Patent Licensees.  Without limiting the foregoing, MG shall retain and/or obtain the right from such licensees and third parties to license or sublicense all Compounds to Taiho in accordance with Section 8.1, including without limitation to so exclusively license or sublicense to Taiho in the Territory for the Field all patent rights owned or controlled by such licensee or third party that, in whole or in part, claim or otherwise cover the composition, manufacture, sale or use of Compounds and/or Products and all information, data and materials relating to the development, manufacture, sale or use of Compounds and/or Products.  In addition, MG shall obtain an express covenant from such licensee or third party, that such licensee or third party and its affiliates shall not develop or commercialize, or authorize any third party to develop or commercialize, a Compound or any other HDAC Inhibitor (or a product containing the same) in the Field in the Territory during the term of this Agreement, and shall ensure that such licensee or third party (and any affiliate of such licensee or third party) shall not develop or commercialize any Selected Compounds for any purpose, either inside or outside the Field, in the Territory during the term of this Agreement.  Further, without limitation, MG shall ensure that such licensees and others abide by the provisions of Article 6 and that Taiho is able to gain prompt access to and copies of the Data generated by or under authority of such licensees and other third parties.  It is understood that a failure by MG to ensure such rights, access and copies for Taiho shall be deemed a breach of this Agreement by MG, and if such failure is material, such breach shall be deemed a material breach of this Agreement.  For clarity purposes, the obligation in this Section 8.3.1 requiring third parties operating under authority of MG to abide by Sections 17.4.2, 17.6, 20.2.2, 20.4.2 and 22.7 means that such third party is required to abide by such Sections with respect to the Licensed Patents owned or controlled by such third party(ies), as if such third party(ies) were named in place of “MG” therein (including as a “Party”).

(b)                                 Non-Cancer Partner.  With respect to Non-Cancer Partners:

(i)                                     MG shall ensure that its agreements with Non-Cancer Partners are in compliance with Sections 5.2 and requires such Non-Cancer Partners abide by Section 6.5.1(b), and MG shall retain and/or obtain the right from Non-Cancer Partners to license or sublicense to Taiho the same rights with respect to patent rights and Research Data (as described in part 1.41B of Exhibit 1.41) owned or controlled by such Non-Cancer Partners, as are granted to Taiho under Article 8 with respect to patent rights and Research Data owned by MG.

(ii)                                  MG shall obtain an express covenant from Non-Cancer Partners, that neither they nor their affiliates shall develop or commercialize, or authorize any third party to develop or commercialize, a Compound or any other HDAC Inhibitor (or a product containing the same) in the Field in the Territory during the term of this Agreement, and shall ensure that Non-Cancer Partners and their affiliates shall not develop or commercialize any Selected Compounds for any purpose, either inside or outside the Field, during the term of this Agreement.

(iii)                               It is understood that a failure by MG to ensure such rights, access and copies for Taiho shall be deemed a breach of this Agreement.  It is understood and agreed that MG shall ensure that its agreements with Non-Cancer Partners require such Non-Cancer Partners to abide by Sections 17.4.2, 17.6, 20.2.2, 20.4.2 and Taiho’s right to assign under 22.7, as they relate to the foregoing rights obtained or retained for MG from the Non-Cancer Partners, as if named in place of “MG” therein (including as a “Party”).

8.3.2                     Certificate by Additional Partners.  At such time as MG enters into an agreement with an Additional Partner, the Additional Partner shall certify to Taiho in writing that the Additional Partner agrees to comply with those provisions referenced in Section 8.3.1(a) above.  Taiho’s receipt of such certificate shall be a condition to the Additional Partner’s obtaining any rights from MG.  Similarly, upon the request of the Additional Partner, Taiho shall certify to such Additional Partner in writing that Taiho agrees to comply with its obligations to such Additional Partners, under those provisions of this Agreement with which the Additional Partner is required to comply under Section 8.3.1(a) above.  MG agrees not to grant any such rights or enter into an agreement with such Additional Partner, and not to provide any Data to such Additional Partner (directly or indirectly, including by way of cross-referencing for purposes of regulatory filings) unless such Additional Partner provides the certificate set forth in this Section 8.3.2, provided that it is agreed that the foregoing shall not prevent MG from providing Data to a potential Additional Partner, for evaluation purposes only, as part of customary and reasonable due diligence by such potential partner prior to entering into an agreement with such potential Additional Partner, subject to reasonable obligations of confidentiality to MG with respect to such Data.

8.3.3                     Exempt Patent Licensees.

(a)                                 An “Exempt Patent Licensee” means a third party who (a) is not collaborating with MG, and is not provided or licensed any Licensed Technical Information or Data (nor provided any assistance, services or materials other than the patents and patent applications licensed or contemplated to be licensed by such third party and their file histories) directly or indirectly by MG relating to Compounds, Products, HDAC or HDAC Inhibitors; (b) is granted rights under the Licensed Patents only outside the Field, and such rights in the Territory extend only to Target Claims; and (c) agrees in writing not to research, develop (including conducting clinical trials or filing for regulatory approval), market, sell, import, distribute or otherwise exploit HDAC Inhibitors (and/or products containing the same) in the Field, whether in or outside the Territory.

(b)                                 “Target Claims” means those claims of the Licensed Patents in the Territory that describe the function of inhibiting HDAC but do not include formulae or specifics as to structures or class(es) of structures useful for such function.

(c)                                  Exempted Requirements.  Sections 8.3.1 and 8.3.2 shall not apply to Exempt Patent Licensees.  In addition, Exempt Patent Licensees shall be deemed to be not acting “under authority” of MG for purposes of Sections 1.7 (Compounds), 1.21 (Licensed Technology), 1.23 (Manufacturing Data), 1.32 (Preclinical and Clinical Data), 1.41 (Research Data), 3.4 (Global Development Committee) and 10.1 (R&D Event Payments).  Exempt Patent Licensees shall not be deemed an “Additional Partner” for purposes of Section 1.1 nor a “Non-Cancer Partner” for purposes of Section 5.2, but shall be deemed “licensees” of MG for purposes of Sections 17.2.2 (Joint Intellectual Property).

8.3.4                     Opt-out Non-Cancer Partners.

(a)                                 An “Opt-out Non-Cancer Partner” means a third party who (a) is collaborating with MG with respect to HDAC Inhibitors solely outside the Field and has elected to opt out of participating in the pool of Compounds under this Agreement; (b) is not and has not been granted any rights with respect to Compounds and/or Products in any country, and is not and has not been provided any Data or Licensed Technical Information relating to Compounds and/or Products; and (c) agrees in writing not to research, develop (including conducting clinical trials or filing for regulatory approval), market, sell, import, distribute or otherwise exploit HDAC Inhibitors (and/or products containing the same) in the Field, whether in or outside the Territory.

(b)                                 Exempted Requirements.  Sections 8.3.1 and 8.3.2 shall not apply to Opt-out Non-Cancer Partners.  In addition, Opt-out Non-Cancer Partners shall be deemed to be not acting “under authority” of MG for purposes of Sections 1.7 (Compounds), 1.21 (Licensed Technology), 1.23 (Manufacturing Data), 1.32 (Preclinical and Clinical Data), 1.41 (Research Data), 3.4 (Global Development Committee) and 10.1 (R&D Event Payments).  Opt-out Non-Cancer Partners shall not be deemed an “Additional Partner” for purposes of Section 1.1 nor a “Non-Cancer Partner” for purposes of Section 5.2.

8.4                               Additional Know-how License.  Each Party grants to the other Party a world-wide perpetual, irrevocable, royalty-free, non-exclusive right and license under any information or data controlled by such Party and disclosed to the other Party hereunder (“Disclosed Know-how”), to use and disclose such information or data for any purposes or uses outside the scope of the collaboration hereunder, subject to the licenses granted under, and provisions of, this Article 8 and Section 6.5 above.  The rights and license granted in this Section 8.4 shall not extend to any patent rights in such Disclosed Know-how.  In addition, notwithstanding the foregoing, neither Party shall have the right to file with a Regulatory Authority any Preclinical and Clinical Data, except with respect to Compounds and Products within the Field as permitted under Sections 6.1, 6.2 and 6.5, nor shall MG have the right to provide any Data within the Disclosed Know-how that it receives from Taiho, except in compliance with Section 6.5 and 8.3 above.

8.5                               Taiho Blocking Patents.  Taiho hereby grants to MG a non-exclusive license, with the right to grant sublicenses (except to Exempt Patent Licensees and Opt-out Non-Cancer Partners), under the Taiho Blocking Patents to research, develop, make, have made, use, sell, have sold, offer for sale, import and otherwise distribute Compounds and Products, in the Field outside the Territory.  Notwithstanding the foregoing, MG shall not sublicense any of its rights under this Section 8.5 to an Additional Partner or any other third party, unless MG has obtained all rights and […***…] required under Section 8.3 above to be obtained from such Additional Partner or third party.  As used herein, “Taiho Blocking Patents” shall mean […***…].

ARTICLE 9
RESEARCH AND DEVELOPMENT COLLABORATION FUNDING

9.1                               R&D Collaboration Funding by Taiho.  In accordance with Section 9.2 below, Taiho agrees to provide funding for MG’s performance of the following activities under the Plans and Budgets (the total amount of such funding and reimbursement, the “Taiho Budgeted Funds”):

9.1.1                     […***…] FTE’s for Research.  Taiho agrees to fund […***…] FTE’s of MG at the FTE Rate for the performance of the Research Plan and Budget in accordance with this Agreement, during each of the first two years after the Effective Date.

9.1.2                     Approved Pre-clinical Studies.  Subject to this Section 9.1.2, Taiho agrees to reimburse MG for […***…] percent[…***…] of MG’s costs (including the Costs of Goods of Compounds used therein) for the Approved Preclinical Studies (“Approved Preclinical Costs”) for the Initial Clinical Candidate and certain other Compounds described in Section 9.1.2(c) below, incurred in accordance with the Preclinical Plan and Budget:

(a)                                 Additional Partner in North America.  At such time as MG enters into an agreement with an Additional Partner covering North America, Taiho’s obligation to reimburse the Approved Preclinical Costs under this Section 9.1.2 thereafter shall be reduced from […***…] of such costs to […***…]percent[…***…] of such costs.  MG shall promptly notify Taiho of such occurrence.

(b)                                 Other Additional Partners.  In the event MG enters into an agreement with an Additional Partner (other than of the type described in Section 9.1.2(a) above) or a third party, under which such Additional Partner or third party would provide funding for Preclinical Development of Compound(s) in the Field, Taiho’s […***…] obligation of funding […***…], as the case may be, of Approved Preclinical Studies for such Compound(s) under Section 9.1.2(c) below shall be […***…] by the Additional Partner.  In the event Additional Partner or third party funds the costs of Approved Preclinical Studies, Taiho’s obligation to fund Approved Preclinical Studies shall be […***…].  If such Additional Partner or third party is reimbursing costs of Approved Preclinical Studies already paid for by Taiho, Taiho shall receive a credit for such reimbursement, usable against any amounts owed by Taiho under this Agreement.  To the extent such credit is not

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used by the end of the Funded Work, MG shall refund to Taiho within thirty (30) days thereafter the unused portion of such credit.

(c)                                  Total Funding for Approved Preclinical Studies.  Taiho shall not be obligated to reimburse MG in excess of […***…]Dollars (US[…***…] in the aggregate with respect to the Initial Clinical Candidate under this Section 9.1.2.  In addition, (i) in the event the JSC terminates or postpones the Approved Preclinical Studies and Approved Clinical Studies with respect to the Initial Clinical Candidate, Taiho shall […***…] for up to […***…] Dollars (US $[…***…]) in the aggregate with respect to […***…], subject to Sections 9.1.2(a) and 9.1.2(b) above; and (ii) at such time as Taiho desires MG to pursue a second generation Selected Compound, Taiho shall reimburse MG for up to […***…] Dollars (US $[…***…]) in the aggregate with respect to Approved Preclinical Studies on a mutually-agreed second generation Selected Compound, subject to Sections 9.1.2(a) and 9.1.2(b) above.  For the avoidance of doubt, it is understood and agreed that in no event shall Taiho be obligated to reimburse MG in excess of […***…] Dollars (US $[…***…]) under this Section 9.1.2, totaling the costs of all Approved Preclinical Studies reimbursed by Taiho during the term of this Agreement (and such limit shall reach […***…] Dollars (US $[…***…]) only in the event both (i) and (ii) above apply).

9.1.3                     Territory-Specific Preclinical Studies.  If MG expects to incur material costs over the Approved Preclinical Costs in performing any Territory-Specific Preclinical Studies, MG shall notify Taiho prior to commencing such studies, specifying such costs.  If Taiho still requests MG to perform such studies, then the Parties shall establish a plan and budget for such work in accordance with Section 4.1.3 above, and Taiho agrees to […***…] to generate the Territory-Specific preclinical data requested by Taiho.

9.1.4                     Approved Clinical Studies.  Subject to this Section 9.1.4, Taiho agrees to pay […***…] percent ([…***…]) of the Reimbursable Clinical Costs of the Approved Clinical Studies that are Phase I and Phase II clinical trials:

(a)         Additional Partner in the Field in North America.  At such time as MG enters into an agreement with an Additional Partner in the Field covering North America, Taiho’s obligations to pay for the Approved Clinical Studies under this Section 9.1.4 shall thereafter terminate.  MG shall promptly notify Taiho of such occurrence.  It is understood, as used in this Section 9.1.4(a) and Section 9.1.2(a) above, that an agreement shall be deemed to “cover” North America, if it includes a right to market or commercialize a Product in North America, including an option to acquire such right as defined in Section 1.1 (but excluding rights described in Sections 1.1(a) and (b)).

(b)                                 Other Additional Partners.  In the event (i) MG enters into an agreement with an Additional Partner, other than of the type described in Section 9.1.4(a) above, under which such Additional Partner would provide funding for Approved Clinical Studies or (ii) MG is reimbursed for any costs of Approved Clinical Studies by any third party, Taiho’s

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obligations thereafter to pay for the Approved Clinical Studies under this Section 9.1.4 shall be reduced by the amount to be so funded or reimbursed by the Additional Partner or third party.  In the event MG is reimbursed by an Additional Partner or third party for costs of Approved Clinical Studies which have been paid for by Taiho, Taiho shall receive a credit for such costs, usable against any amounts owed by Taiho under this Agreement.  To the extent such credit is not used by the end of the Funded Work, MG shall refund to Taiho within thirty (30) days thereafter the unused portion of such credit.

(c)                                  Total Funding for Approved Clinical Studies.  Notwithstanding anything to the contrary in this Section 9.1.4, Taiho shall not be obligated to pay MG: (i) in excess of […***…] Dollars (US $[…***…]), totaling the Reimbursable Clinical Costs of all Approved Clinical Studies (including those described in (ii) below) funded by Taiho under this Section 9.1.4 over the term of this Agreement; nor (ii) in excess of […***…] Dollars (US $[…***…]), totaling the Reimbursable Clinical Costs of all Approved Clinical Studies that are Phase I clinical trials, funded by Taiho under this Section 9.1.4 over the term of this Agreement.

9.1.5                     Budgets.  Notwithstanding anything to the contrary in this Article 9, Taiho shall not be obligated to fund or reimburse MG with respect to any category(ies) of Taiho Budgeted Funds (including via FTE’s) in excess of the budgeted amounts for the respective category (or in the case of FTE’s, the budgeted number of MG FTE’s for the category), as set forth in the Plans and Budgets in effect at the time.  In addition, MG shall ensure that […***…] percent ([…***…]%) of Taiho’s funding of the cost of MG personnel for Research, including without limitation the MG FTE’s funded under Section 9.1.1 above shall be for personnel with […***…].  It is understood that the qualifications for the MG FTEs performing Approved Preclinical Studies and Approved Clinical Studies shall be as reasonably approved by the JSC.

9.2                               Timing of the Funding.

9.2.1                     Research FTE Funding.  Within thirty (30) days prior to the beginning of each calendar quarter during the Research Term, MG shall invoice Taiho for the number of MG FTE’s who will be performing Research in such calendar quarter, as specified in the Research Plan and Budget.  In the event the Research Plan and Budget does not specify the number of MG FTE’s by quarter, then the […***…] MG FTE’s specified for each year of the Research Term shall be deemed divided equally among each quarter in such year.  Taiho shall pay such invoice within thirty (30) days after receipt thereof, up to the total number of FTEs set forth in Section 9.1.1 above.

9.2.2                     Approved Preclinical and Clinical Studies.  Within thirty (30) days following the end of each calendar month in which Approved Preclinical Studies or Approved Clinical Studies was performed, MG shall provide Taiho a detailed invoice for the amount of Taiho Budgeted Funds actually incurred by MG during such calendar month for such Studies, classified by using the same categories as used in the Plans and Budgets.  Within thirty (30) days after receiving such invoice, Taiho shall pay MG the amount of Taiho Budgeted Funds for the costs of such studies actually incurred by MG in such month and owed under Section 9.1 above.

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9.3                               Performance of Funded Work.  MG agrees to perform Funded Work in a professional, quality and cost-effective manner, in close consultation with Taiho, and in accordance with all applicable laws and regulations in North America.  In addition, MG shall keep Taiho fully informed on a timely basis as to the Funded Work, and shall follow any reasonable suggestions by Taiho with respect thereto.

9.4                               Recoupable Costs.  As used herein, the “Recoupable Costs” of a Product(s) shall mean the Reimbursable Clinical Costs with respect to such Product(s) actually paid by Taiho under Section 9.1.4 (less any amounts repaid to Taiho under Section 9.1.4(b) above).  Taiho shall be entitled to recoup its Recoupable Costs using one or both of the methods set forth in this Section 9.4 below:

9.4.1                     Credit Against Royalties.  Subject to Section 9.4.3 below, Taiho shall be entitled to credit the Recoupable Costs against royalties owed under Article 11, provided that the Base Royalties shall not be so reduced under any circumstances, in any reporting period, to (a) less than […***…] of Net Sales of Product(s) sold in the Territory by Taiho, its Affiliates and Sublicensees, with respect to Product(s) for which Section 11.2.2 does not apply, and (b) less than […***…] of Net Sales of such Product(s) sold in the Territory by Taiho, its Affiliates and Sublicensees, with respect to Product(s) for which Section 11.2.2 applies.  Any amounts not able to be credited due to the foregoing proviso may be carried forward to […***…].  As used herein, “Base Royalties” shall mean the royalties payable or reimbursed to MG calculated in accordance with Article 11, less any credits applied under this Section 9.4.1 and Section 17.4.3.  The calculation of Base Royalties shall include the effect of Section 11.2.1 as follows: royalties paid by MG (whether via a deduction by Taiho or a payment directly by MG) to a […***…] with respect to […***…] acquired by […***…] shall be treated as a […***…] of the Base Royalties; likewise, […***…] paid by […***…] to a third party with respect to […***…] acquired by MG shall […***…] on Base Royalties.  In addition, for the avoidance of doubt, the calculation of Base Royalties shall exclude the effect of any […***…] accruing under Sections 9.1.2(b) and 9.1.4(b) which are applied by Taiho, and any adjustments to royalties hereunder under Sections 11.3 and 12.4.

9.4.2                     License Proceeds.

(a)                                 Subject to Section 9.4.3 below, in the event MG enters into an agreement with an Additional Partner covering rights to North America with respect to Compound(s) or Product(s), MG shall pay Taiho […***…] percent ([…***…]%) of any payments received by MG in connection with the grant of rights to such Additional Partner with respect to such Compound(s) or Product(s), excluding any amounts received by MG as contemporaneous reimbursement (or payment in advance) for ongoing research and/or development expenses incurred by MG after such grant. MG shall pay Taiho such fifteen percent (15%) owed to Taiho, within thirty (30) days after receiving each respective payment, or the occurrence of Section 9.4.2(b)(ii) below, whichever is later.  In addition, MG shall promptly disclose to Taiho for its information a copy of all

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agreement(s) entered into with such Additional Partner(s); provided that MG may redact from such agreement provisions that are not relevant to determining compliance with this Section 9.4.2.

(b)                                 Notwithstanding the foregoing, in the event MG enters into such agreement with such Additional Partner prior to the initiation of […***…], and MG and/or such Additional Partner funds the out-of-pocket costs of Phase I and/or Phase II clinical studies of the Product that was the subject of the Approved Clinical Studies at the time MG entered into such agreement (or such Additional Partner takes over out-of-pocket costs that had been budgeted in good faith to be incurred by MG in the course of performing such studies without the Additional Partner) in an amount exceeding […***…] Dollars (US $[…***…]), provided that such […***…] of expenses are incurred after entry into such agreement and prior to (i) Taiho’s funding more than […***…] Dollars (US $[…***…]) of the Reimburseable Clinical Costs under Section 9.1.4 above and prior to (ii) the […***…] for Compound(s) and/or Product(s), then this Section 9.4.2 shall not be applicable to amounts received from such Additional Partner under such agreement.

9.4.3                     Total Recoupment.  It is understood and agreed that the cumulative total amounts credited by Taiho under Section 9.4.1 and paid by MG under Section 9.4.2 shall not exceed […***…] Dollars (US $[…***…]) and shall not in any event exceed the total Recoupable Costs.

9.5                               Preclinical Development Prior to the Effective Date.  Taiho agrees to pay MG […***…] within ten (10) days after the Effective Date as reimbursement for MG’s costs of performing certain Preclinical Development activities with respect to the Initial Clinical Candidate in the Field prior to the Effective Date, as described in Exhibit 9.5, provided that supporting invoices for such costs have been received by Taiho.  It is understood and agreed that all such activities shall be deemed included within the Approved Preclinical Studies for the Initial Clinical Candidate and the Funded Work and performed under the Plans and Budgets, and the amounts paid under this Section 9.5 by Taiho shall be counted as part of the $1,500,000 maximum costs of the Approved Preclinical Studies for the Initial Clinical Candidate under Section 9.1.2(c) above.

9.6                               Reimbursement for Non-Cancer Compound Royalty.  As used herein, a “Non-Cancer Compound” shall mean a New Compound, the manufacture, use, or sale of which would infringe Non-Cancer Partner IP but not Joint Intellectual Property or Pre-existing IP.  “Non-Cancer Partner IP” means Valid Claims within the Licensed Patents, to the extent such Valid Claims consist of inventions made solely in the course of performing Non-Cancer HDAC Research under a material collaboration agreement with a Non-Cancer Partner.  “Pre-existing IP” means Valid Claims within the Licensed Patents that are owned or controlled by MG or its Affiliates prior to the Effective Date.  Taiho shall reimburse MG for the royalties owed by MG to the respective Non-Cancer Partner on the Net Sales of Products containing Non-Cancer Compounds by Taiho, its Affiliates or Sublicensees, up to a […***…] percent ([…***…]%) of such Net Sales.  It is understood and agreed that amounts paid with respect to the Non-Cancer Partner IP shall not be subject to Section 11.2 below.

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ARTICLE 10
R&D EVENTS AND COMMERCIALIZATION MILESTONES

10.1                        R&D Event Payments.  As reimbursement for past and future expenses with respect to the development of Compounds and/or Products, Taiho agrees to pay MG upon the occurrence of each of the following “R&D Events” (numbers 1 through 6) with respect to a Product in accordance with this Section 10.1.

R&D EVENTS 1 TO 6	PAYMENT
[…***…]	US $	[…***…]

[…***…]	US $	[…***…]

[…***…]	US $	[…***…]

[…***…]	US $	[…***…]

[…***…]	US $	[…***…]

[…***…]	US $	[…***…]

10.1.1              Timing and Amount of the R&D Event Payments.  The payment (if applicable) for each R&D Event shall be due within thirty (30) days after such R&D Event is achieved, subject to Section 10.1.6.  The amount due for each R&D Event shall be the corresponding

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amounts set forth in the tables of this Section 10.1, subject to all applicable adjustments set forth in this Section 10.1.

10.1.2              Certain Reductions Based on Tumor Type and Treatment Type

(a)                                 In the event the Marketing Approval triggering R&D Event 5 is obtained for the treatment of a […***…], or a treatment […***…], then the payment otherwise due for R&D Event 5 (after other adjustments) shall be reduced by […***…]%.

(b)                                 In the event the Marketing Approval triggering R&D Event 6 is obtained for the treatment of a […***…], or a treatment […***…], then the payment otherwise due for R&D Event 6 (after other adjustments) shall be reduced by […***…]%.

(c)                                  In the event both Sections 10.1.2(a) and 10.1.2(b) above are applicable with respect to a Product that triggers a payment under this Section 10.1, and only in such event, then Taiho shall pay MG for the following additional “R&D Events” (numbers 7 and 8):

R&D EVENTS 7 AND 8	PAYMENT
[…***…]	US $	[…***…]

[…***…]	US $	[…***…]

10.1.3              Certain Reductions if no Bridging Studies.  In the event Taiho is required to conduct additional clinical studies in Japan beyond the Bridging Study to establish the safety and/or efficacy of a Product to obtain or to maintain Marketing Approval in Japan (even if required to be conducted after obtaining such Marketing Approval), then the payments (if any) otherwise due for R&D Events […***…] and […***…] (after other adjustments) with respect to such Product shall be reduced by […***…] percent ([…***…]%).  It is understood and agreed that Taiho shall have the right, in its sole judgment, to determine whether such additional clinical studies would be “required” and if Taiho so determines, then such additional studies shall be deemed to have been required for purposes of this Section 10.1.3.

10.1.4              Certain Definitions Relating to the R&D Event Payments

(a)                                 “Back-up Compound” shall mean the first Compound other than the Initial Clinical Candidate selected by the JSC under Section 5.2.2 above for the conduct of Approved Preclinical Studies, and for which a Preclinical Plan and Budget is approved under Section 4.2 above.

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(b)                                 “Bridging Study” shall mean […***…]  It is understood that a Bridging Study shall not include […***…].

(c)                                  “Small Market Tumors” shall mean […***…].

(d)                                 “Large Market Tumors” shall mean […***…].  In the event the market size in the Territory for Products directed to […***…]becomes as large as the market size in the Territory for Products directed to the Large Market Tumors, Taiho and MG will discuss adding […***…] as a Large Market Tumor.  Notwithstanding, […***…]shall not be included as a Large Market Tumor unless, and until, the Parties agree in writing to add prostate cancer as a Large Market Tumor.

(e)                                  “Combination Therapy” shall mean that the approved label for the Products specifies that the tumor is treated (or recommended to be treated) using a combination of the Compound with one or more other drug(s) or active ingredient(s) that are related to the treatment of cancer but are not Compound(s).  For clarity, it is understood that if the approved labeling for the Product specifies use as a single agent (i.e. not in such combination), the fact that physicians actually use the Product in combination will not caused such Product to be deemed a “Combination Therapy.”  In the event the market size for a specific Product marketed as a Combination Therapy for a specific tumor is as large as a market for Products marketed as a single-agent therapy for such tumor, then the Parties will discuss elimination of the […***…] percent ([…***…]%) reduction set forth in Section 10.1.2 with respect to such specific Product and such tumor. Notwithstanding, the […***…] percent ([…***…]%) reductions set forth in Section 10.1.2 shall continue to apply, unless and until, the Parties agree in writing on a change thereto.

10.1.5              Notice and Provision of Data

(a)                                 MG shall promptly notify Taiho upon the submission of each IND in North America with respect to Products in the Field by or under authority of MG, and upon commencement of each Phase I, Phase II and Phase III clinical trial with respect to the Products in the Field by or under authority of MG.

(b)                                 Payment for R&D Events […***…] through […***…] shall be conditioned upon Taiho having received a copy of all Data, including without limitation all Research Data, Preclinical and Clinical Data and Manufacturing Data, existing as of the date such R&D Events are

***Confidential Treatment Requested

triggered, whether generated in or outside of the collaboration hereunder.  This paragraph shall not be deemed to limit Section 8.3 above.

(c)                                  With respect to R&D Events […***…] through […***…], in the event the Product and indication triggering such R&D Events (“[…***…] Product” and “[…***…] Indication,” respectively) is not a Product and/or indication that Taiho is then developing in Japan, Taiho may elect not to pay for the achievement of such R&D Event by such Product for such indication.  If Taiho so elects, then Taiho shall have no further access to the Data for such […***…] Product with respect to the […***…] Indication (but not including Data that is reasonably necessary for a Product and indication that Taiho is developing) (the “[…***…] Product Data”).  Thereafter, in the event Taiho desires to develop such US Product for the US Indication or desires access to such […***…] Product Data, Taiho may notify MG and pay MG for the skipped R&D Events with respect to such […***…] Product for the […***…] Indication, in an amount equal to […***…] the amount that would have been owed for each such skipped R&D Event under this Article 10 had Taiho not elected to skip such R&D Events.  Upon such notice and payment, Taiho shall have full access to, copies of and use of any and all […***…] Product Data therefor.  For purposes of clarity, a “skipped” R&D Event shall mean only those R&D Events […***…] through […***…] which are otherwise payable under this Article 10 at the time Taiho elected to skip such R&D Event, and for which Taiho elected under this Section 10.1.5(c) not to pay, and provided Taiho did not subsequently pay for such R&D Event with respect to another Product as part of the same Set of R&D Event Payments.  In the event Taiho subsequently paid for such R&D Event with respect to another Product as part of the same Set of R&D Event Payments, then such R&D Event shall not be deemed a “skipped” R&D Event, and Taiho shall be entitled to receive all Data with respect to all […***…] Products so skipped.  In such event, Taiho may owe a R&D Event payment with respect to such […***…] Products as part of a subsequent Set of R&D Event Payments in accordance with Section 10.1.6 below, but the […***…] set forth in this Section 10.1.5(c) shall not apply thereto.  In addition, it is understood that the […***…] amounts paid due to the […***…] set forth in this Section 10.1.5(c) (i.e. the […***…]) shall […***…] under Section 10.2 below.   Notwithstanding the foregoing, this Section 10.1.5 shall not apply to R&D Events […***…] and […***…] that are met under the Approved Clinical Studies or by the Initial Clinical Candidate.

10.1.6              Multiple Sets of R&D Event Payments.  Until R&D Event […***…] is first achieved […***…], each R&D Event shall be paid for only once, regardless of the number of times such R&D Event is achieved.  The amount of such payment shall be determined by the first Product to achieve and trigger payment on such R&D Event (i.e. any adjustment that applies to such first Product shall apply to the payment).  Thereafter, the R&D Events shall be paid for in sets, as described below.  Each set of payments for R&D Events under this Section 10.1.6 shall be referred to as a “Set of R&D Event Payments.”  For purposes of explanation, the effect of the provisions of this Section 10.1.6 is to ensure that, even if the R&D Events are not achieved serially with respect to a single Product at a time, each R&D Event is not paid for more than […***…] until there is one Approved Product, and thereafter not more than a total of […***…] (as […***…] Sets of R&D Event Payments) until there are […***…] Approved Products, and thereafter not more than a total of […***…] times each (as three Sets of R&D Event Payments) until there are […***…] Approved Products, and so on.

***Confidential Treatment Requested

(a)                                 The first Set of R&D Event Payments shall mean only payments for the first achievement of each of R&D Events […***…] through […***…] prior to […***…].  In the event R&D Events […***…],[…***…] and […***…] are achieved thereafter, they shall be paid for in the first Set of R&D Event Payments only if they are triggered by the same Product that triggered […***…].  The achievement of all other R&D Events, if triggering a payment obligation, shall be paid for in a subsequent Set of R&D Event Payments.

(b)                                 Each Set of R&D Event Payments after the first set (e.g. the second set, the third set, etc.) shall become payable, if ever, only upon the triggering of payment of R&D Event […***…] within the immediately previous Set of R&D Event Payments.  With respect to each Set of R&D Event Payments, the Product triggering payment of R&D Event […***…] therein shall be referred to as the “Approved Product” for such Set of R&D Event Payments.  In the event R&D Events […***…],[…***…] and […***…] are thereafter achieved with respect to a Product, such R&D Events shall be deemed part of that previous Set of R&D Event Payments for which the Approved Product is the same as such Product.

(c)                                  The second (and any subsequent) Sets of R&D Event Payments shall not include R&D Event […***…] (i.e. R&D Event […***…] can only be achieved and become payable as part of the first Set of R&D Event Payments).  In addition, with respect to the second (and any subsequent) Sets of R&D Event Payments, the following adjustments shall apply: (i) the payments for R&D Events […***…] and […***…] therein shall not be due unless and until R&D Event 4 therein is triggered, and (ii) the payments for all R&D Events within the second (and any subsequent) Sets of R&D Event Payments shall be reduced by […***…] percent ([…***…]%) in addition to any applicable reductions set forth in Sections 10.1.2, 10.1.3, 10.1.4 and 10.1.5 above.

(d)                                 Within each Set of R&D Event Payments (whether the first set or any subsequent set), each R&D Event shall be paid for at most once, regardless of the number of times such R&D Event is achieved.  Payment for each R&D Event within a Set of R&D Event Payments shall be triggered upon its […***…] achievement at any time by a Product that contains a Compound that was not present in any of the Products that triggered payment for the same R&D Event in the previous Sets of R&D Event Payments.  For the avoidance of doubt, in the event such […***…] achievement of an R&D Event within a Set of R&D Event Payments occurred prior to the time such Set of R&D Event Payments becomes payable, the payment for such R&D Event shall be made at the time such Set of R&D Event Payments becomes payable, if ever.

10.1.7              Certain Reductions if New Compound.  With respect to the […***…] Set of R&D Event Payments, in the event the Product triggering payment on the R&D Events therein contains a New Compound as an active ingredient, then the payments due for such R&D Events shall be reduced by […***…] percent ([…***…]%) respectively.

***Confidential Treatment Requested

10.2                        Commercialization Milestones.

10.2.1              First Approved Product.

(a)                                 In the case where the First Approved Product does not contain a New Compound, to the extent the payments made by Taiho for the first Set of R&D Event Payments total less than […***…] Dollars (US $[…***…]) in the aggregate, Taiho agrees to pay a set of commercialization milestones with respect to such First Approved Product, based on the cumulative sales thereof until the total payments to MG under this Section 10.2 with respect to such First Approved Product and the first Set of R&D Event Payments equal […***…] Dollars (US $[…***…]), as follows.

COMMERCIALIZATION MILESTONES	PAYMENT
a. Cumulative Net Sales of such Approved Product in the Territory first exceeding […***…] Dollars (US $[…***…])	US $	[…***…]

b. Cumulative Net Sales of such Approved Product in the Territory first exceeding […***…] Dollars (US $[…***…])	US $	[…***…]

c. Cumulative Net Sales of such Approved Product in the Territory first exceeding […***…] Dollars (US $[…***…])	US $	[…***…]

d. Each time thereafter such Cumulative Net Sales of the Approved Product in the Territory first exceeds the next […***…] Dollars (US $[…***…]) increment	US $	[…***…]

(b)                                 In the case where the First Approved Product contains a […***…], to the extent the payments made by Taiho for the first Set of R&D Event Payments total less than […***…] Dollars (US $[…***…]) in the aggregate, Taiho agrees to pay commercialization milestones “a,” “b,” “c,” and “d” above at the time such First Approved Product achieves the corresponding Cumulative Net Sales until the total payments to MG under this Section 10.2 with respect to such First Approved Product and the […***…] Set of R&D Event Payments equal […***…] Dollars (US $[…***…]); provided that the amount of each such payment shall be reduced by […***…] percent ([…***…]%) (i.e., each such payment shall equal US $[…***…] rather than US $[…***…]).

10.2.2              Subsequent Approved Products.  With respect to Approved Products other than the First Approved Product (each, a “Subsequent Approved Product”), regardless of whether such Product contains a […***…], to the extent the payments made by Taiho for the Set of R&D Event Payments corresponding to such Subsequent Approved Product total less than

***Confidential Treatment Requested

[…***…] Dollars (US $[…***…]), Taiho agrees to pay the commercialization milestones “a”, “b,” “c” and “d” above at the time such Subsequent Approved Product achieves the corresponding Cumulative Net Sales until the total payments to MG under this Section 10.2 with respect to each such Subsequent Approved Product and its corresponding Set of R&D Event Payments equal […***…] Dollars (US $[…***…]), provided that the amount of each such payment shall be reduced by […***…] percent ([…***…]%) (i.e., such payments shall each equal US $[…***…] rather than US $[…***…]).

10.2.3              Certain Terms

(a)                                 “Cumulative Net Sales” shall mean the cumulative total Net Sales of the respective Approved Product in the Territory by Taiho, its Affiliates and Sublicensees over the entire Royalty Term.

(b)                                 Subject to Section 10.2.3 below, Taiho shall pay the amount set forth in the table above with respect to an Approved Product within thirty (30) days after the occurrence of the Cumulative Net Sales thereof first exceeding the respective threshold set forth in the table above.

(c)                                  It is understood and agreed that the total amounts paid by Taiho with respect to each Set of R&D Event Payments plus the total amounts paid by Taiho in commercialization milestones for the Approved Product therein shall not exceed (i) […***…] Dollars (US $[…***…]) in the aggregate in the case of the First Approved Product, where such First Approved Product does not contain a […***…]; (ii) […***…] Dollars (US $[…***…]) in the aggregate in the case of the First Approved Product, where such First Approved Product contains a […***…]; and (iii) […***…] Dollars (US $[…***…]) in the aggregate in the case of each Subsequent Approved Product, regardless of whether or not such Subsequent Approved Product contains a […***…].

10.3                        […***…].

10.3.1              Payment upon Marketing Approval in […***…]. Within thirty (30) days after Taiho obtains the first Marketing Approval with respect to the first Product for the first indication in […***…], Taiho agrees to pay MG […***…] Dollars (US $[…***…]), provided that such Product contains a Compound the composition of which is covered by a Valid Claim of Licensed Patents in […***…] or of patent rights owned by Taiho in […***…].  Such payment shall not be subject to any of the adjustments set forth in Section 10.1.

10.3.2              Payment upon Marketing Approval in […***…].  In the event R&D Event […***…] becomes payable with respect to an Approved Product containing a Compound, the composition of which is covered by a Valid Claim of Licensed Patents in […***…] or of patent rights owned by Taiho in […***…], Taiho agrees to pay MG an additional […***…] Dollars (US $[…***…]).  Such payment shall not be subject to any of the adjustments set forth in Section 10.1, except for the adjustment set forth in Section 10.1.6(c)(ii) if the triggering R&D Event […***…] occurred in the second or any subsequent Sets of R&D Event Payments.  It is understood and agreed that any payment under

***Confidential Treatment Requested

this Section 10.3.2 shall […***…] set forth in Section 10.2 above.

10.3.3              Parallel Imports.  Taiho agrees to use diligent efforts to prevent Products sold by Taiho or its Sublicensees for use in […***…] from being resold or distributed outside the Territory.

ARTICLE 11
ROYALTIES

11.1                        Payment of Royalties during the Royalty Term.  In consideration of the licenses granted to Taiho in Section 8.1 above, beginning with the first commercial sale of Products in a country of the Territory, Taiho shall pay MG a running royalty on the Net Sales of Products sold in such country by Taiho, its Affiliates and Sublicensees during the Royalty Term for such Product in such country, calculated in accordance with this Article 11 and paid in accordance with Article 12 below.  The applicable royalty rate shall be as set forth in the table below (subject to any applicable adjustments set forth in this Article 11 below) based on Annual Net Sales of such Product in the Territory.  As used herein, “Annual Net Sales” shall mean, with respect to a Product and a calendar year, the Net Sales of such Product sold in the Territory by Taiho, its Affiliates and Sublicensees during such calendar year during the applicable Royalty Term.

NET SALES	ROYALTY PERCENTAGE
With respect to that portion of Annual Net Sales of such Product less than or equal to US $[…***…] Dollars (US $[…***…])	[…***…]	%

With respect to that portion of Annual Net Sales of such Product, greater than US $[…***…] Dollars (US $[…***…]) and less than or equal to US $[…***…] Dollars (US $[…***…])	[…***…]	%

With respect to that portion of Annual Net Sales of such Product, greater than US $[…***…] Dollars (US $[…***…]) and less than or equal to US $[…***…] Dollars (US $[…***…])	[…***…]	%

With respect to that portion of Annual Net Sales of such Product, greater than US $[…***…] Dollars (US $[…***…])	[…***…]	%

11.1.1              Initial Clinical Candidate not First Approved.  In the event the First Approved Product does not contain the Initial Clinical Candidate, and Marketing Approval is obtained hereunder with respect to one or more Products containing […***…], the applicable royalty percentage shall be reduced by […***…] percent ([…***…]%) (i.e. multiplied by […***…]) with respect to such Products containing […***…].

***Confidential Treatment Requested

11.1.2              Initial Clinical Candidate First Approved.  In the event the First Approved Product contains the Initial Clinical Candidate, then the applicable royalty percentage shall be (a) decreased by […***…] ([…***…]%) (i.e. subtract […***…]%) with respect to all subsequent Products not containing a […***…] and (b) reduced by […***…] percent ([…***…]%) (i.e. multiplied by […***…]) with respect to all subsequent Products containing […***…].

11.2                        Third Party Royalties.

11.2.1              Sharing.  In the event Taiho, its Affiliates or Sublicensees pays royalties on their sales of Products in the Field in the Territory, which are in consideration for patent rights, trade secrets or other intellectual property or technology obtained from a non-Affiliate third party (“Third Party IP”), or in the event MG owes royalties to a Non-Affiliate third party who is neither an Additional Partner nor a Non-Cancer Partner on such sales of Products by Taiho, its Affiliates or Sublicensees in the Field in the Territory in consideration for Third Party IP acquired after the Effective Date covering such Products within the Licensed Technology (other than those Third Party IP required to be obtained by MG under Section 8.3), the Parties shall […***…] in the payment of such royalties.  Each Party shall promptly notify the other Party of any applicable Third Party IP and the method of calculating royalties owed thereunder to the respective third party.  MG agrees not to incorporate into any Product being developed under this Agreement any Third Party IP, which MG has in-licensed or of which MG is otherwise aware, without Taiho’s prior written approval.  If after the Effective Date, MG acquires from a third party any Third Party IP within the Licensed Technology that is subject to a royalty to such third party which Taiho would be required to reimburse under this Section 11.2.1, then MG shall promptly notify Taiho, specifying the applicable royalty rate and the method of calculation.  Taiho may elect upon written notice at any time to exclude such Third Party IP from the Licensed Technology, and upon such notice, Taiho shall thereafter not be licensed under Section 8.1 with respect to such Third Party IP (“Excluded Third Party IP”) and shall not be obligated to share in the payment of royalties therefor under this Section 11.2.1.  The Parties shall discuss from time to time at the JSC whether any Third Party IP is necessary or desirable to obtain with respect to the Compounds and/or Products in the Field.

11.2.2              Adjustment to Running Royalty.  In addition to Section 11.2.1, in the event Taiho, its Affiliates or its Sublicensee pays (or reimburses MG for) third party royalties on the sales of a Product(s) in the Territory in consideration for Third Party IP under Section 11.2.1 above, the royalties payable under this Article 11 (after any adjustments under Sections 11.1.1 and 11.1.2) shall be: (i) decreased by the amount of Taiho’s share of such royalties, up to […***…] percentage points ([…***…]%) (i.e. subtract up to […***…]%), in case the Product does not contain a […***…], or (ii) decreased by the amount of Taiho’s share of such royalties, up to […***…] percentage point ([…***…]%) (i.e. subtract up to […***…]%), in case the Product contains a […***…].

11.3                        Combination Products.  In the event that a Product is sold for a single combined price in combination with other products, components (including active ingredients) or services for which no amounts would be payable to the other Party hereto if sold separately, amounts invoiced for such combination sales for purposes of calculating Net Sales on the sales of the Product in such combination shall be reasonably allocated between such amounts attributable for Product and amounts in consideration for such other products, components or services by the Party under whose

***Confidential Treatment Requested

authority such sale was made.  Such allocation shall be based on the relative value(s) of such Product and of such other products, components or services, but in no event shall the Net Sales of the Product in such combination be less than the average arms-length price of such Product, if being sold separately.

11.4                        Generic Competition.

11.4.1              Generic Competition Defined.  “Generic Competition” shall occur when a product (a “Generic Version”) that contains the same Compound as an active ingredient as in a Product sold in the Field in any country within the Territory by Taiho, its Affiliates or Sublicensees (“Taiho Product”), is sold in such country in the Territory by a third party who is not under authority of Taiho, its Affiliates or Sublicensees, during a period of time within the Royalty Term when the Taiho Product does not have, or loses its marketing exclusivity in such country (whether due to failure to obtain patent protection, or expiration, invalidity of enforceability of Licensed Patents covering the Taiho Product in such country, loss or expiration of any marketing exclusivity conferred by the Regulatory Authority in such country or other cause).  The foregoing adjustment shall not apply, however, by reason of sale of a Generic Version that is used solely outside the Field, provided the introduction and sale of such Generic Version does not result in a lower price for the Product hereunder.

11.4.2              Adjustment to Royalties.  In the event of Generic Competition occurs with respect to a Taiho Product in any country in the Territory, the royalties payable thereafter under this Article 11 with respect to such Taiho Product sold in such country (after any adjustments under Sections 11.1.1, 11.1.2 and 11.2.2) shall be reduced by […***…] percent ([…***…] %).  Notwithstanding the foregoing, this Section 11.4.2 shall not apply to Net Sales of Taiho Products in […***…].

ARTICLE 12
PAYMENTS; BOOKS AND RECORDS

12.1                        Quarterly Royalty Reports.  Commencing on the first commercial sale of Products in the Territory, Taiho shall make quarterly reports to MG within […***…] days after the end of each calendar quarter, which reports shall include, in reasonable detail, a calculation of any Net Sales in such quarter and an itemization of any deductions or adjustments applicable to such Net Sales by the categories set forth in Section 1.25.  Concurrently with making such report, Taiho shall remit payment to MG for any royalty due under Article 11 above.

12.2                        Payment Method.  All payments under this Agreement shall be made by bank wire transfer in immediately available funds to an account designated by the payee.  All dollar amounts specified in this Agreement, and all payments made hereunder, are and shall be made in U.S. dollars.  Any payments due under this Agreement which are not paid by the date such payments are due under this Agreement shall bear interest to the extent permitted by applicable law at the U.S. prime rate per annum quoted by the Wall Street Journal (U.S., Eastern Edition), or its successor, on the first business day after such payment is due, plus an additional two percentage points (2%), calculated on the number of days such payment is delinquent.  This Section 12.2 shall in no way limit any other remedies available to either Party.

***Confidential Treatment Requested

12.3                        Currency Conversion.  If any currency conversion shall be required in connection with the calculation of amounts payable hereunder, such conversion shall be made using the TTS (Telegraphic Transfer Selling) rate for conversion of the foreign currency into U.S. dollars, quoted for current transactions reported by Bank of Tokyo-Mitsubishi, or its successor, for the last business day of the calendar quarter to which such payment pertains.

12.4                        Taxes.  Each Party shall bear and, except as otherwise expressly provided in this Section 12.4, pay any and all taxes, duties, levies, and other similar charges (and any related interest and penalties), however designated, imposed on that Party as a result of the existence or operation of this Agreement.  If in the paying Party’s judgment, laws or regulations require that taxes be withheld, the paying Party will (i) deduct those taxes from the remittable payment, (ii) timely pay the taxes to the proper taxing authority, and (iii) send proof of payment to the other Party within sixty (60) days following that payment.  It is understood that if the paying Party believes there is a likelihood that taxes must be withheld, then it may do so and shall not be deemed in breach of this Agreement by reason of such withholding.

12.5                        Records; Inspection.

12.5.1              General.  Each Party and its Affiliates shall keep complete, true and accurate books of accounts and records for the purpose of determining payments due pursuant to this Agreement.  Such books and records shall be kept for at least […***…] years following the end of the calendar quarter to which they pertain.  Such records will be open, for such […***…] year period, for inspection at the principal place of business of such Party or its Affiliates, as the case may be, (“Audited Party”) during such three (3) year period by an independent auditor chosen by the other Party (“Auditing Party”) and reasonably acceptable to the Audited Party for the purpose of verifying the amounts payable by Audited Party hereunder.  All such inspections may be made no more than once each calendar year, at reasonable times and on reasonable notice.  The independent auditor shall be obligated to execute a reasonable confidentiality agreement prior to commencing any such inspection.

12.5.2              Sublicensees.  Taiho shall either: (a) require each of its Sublicensees to maintain similar books and records and to open such records for inspection to an independent auditor chosen by MG and reasonably acceptable to such Sublicensee in the manner paralleling that set forth in Section 12.5.1, or (b) obtain such audit rights from the Sublicensee for itself and exercise such audit rights on behalf of MG upon MG’s request and disclose the results thereof to MG.  In either case MG shall be deemed the Auditing Party, and such Sublicensee the Audited Party for purposes of Section 12.5.3 below.

12.5.3              Costs.  Inspections conducted under this Section 12.5 shall be at the expense of the Auditing Party, unless a variation or error producing an underpayment in amounts payable exceeding […***…] percent ([…***…]%) of the amount paid for the period covered by the inspection is established in the course of any such inspection, whereupon the Audited Party shall reimburse the Auditing Party for all reasonable out-of-pocket costs relating to the inspection for such period. The Parties will endeavor to minimize disruption of the Audited Party’s normal business activities to the extent reasonably practicable.

***Confidential Treatment Requested

ARTICLE 13
DUE DILIGENCE

13.1                        Due Diligence by Taiho.  Taiho shall use Commercially Reasonable and Diligent Efforts to develop and commercialize at least […***…] in Japan.  Notwithstanding the foregoing but subject to Section 13.3 below, it is understood and agreed that Taiho shall not be obligated to develop or commercialize any Compound and/or Product in Japan prior to Marketing Approval for such Compound or Product being obtained in the United States and all Data underlying or generated for purposes of obtaining such Marketing Approval has been provided to Taiho.

13.2                        Due Diligence by MG and Additional Partners.  MG shall use Commercially Reasonable and Diligent Efforts to obtain Marketing Approval within the Field for at least […***…] containing a Selected Compound in the United States.  In the event MG grants rights to commercialize Products within the Field in the United States to an Additional Partner, MG shall ensure that such Additional Partner uses at least Commercially Reasonable and Diligent Efforts to obtain Marketing Approval within the Field for at least […***…] Product containing a Selected Compound in the United States.

13.3                        Due Diligence in Pursuing the Collaboration.  Each Party shall use Commercially Reasonable and Diligent Efforts to establish Plans and Budgets to accomplish the purpose of this Agreement, consistent with the terms and conditions hereof, provided that such obligation shall in any event terminate after the Parties have progressed at least […***…] in North America to the start of […***…].  For clarity purposes, it is understood that Taiho’s agreement to fund […***…] of the Approved Preclinical Studies and Approved Clinical Studies was conditioned upon Taiho having the right to check, request changes to and finally approve those studies; and without limiting such rights, Taiho shall have the final right to determine whether or not to continue development of a given Compound as part of the Approved Preclinical Studies and/or Approved Clinical Studies, provided that if Taiho elects not to continue development of a given Compound as part of the Approved Preclinical Studies and/or Approved Clinical Studies, Taiho will use Commercially Reasonable and Diligent Efforts to establish Plans and Budgets for Approved Preclinical Studies and/or Approved Clinical Studies for an […***…].  In the event the Parties have a difference of opinion as to whether or not to continue development of a given Compound as part of the Approved Preclinical Studies and/or Approved Clinical Studies, or the design of such studies, the Parties agree to consult one or more mutually agreed independent scientific experts in the Field, and to consider in good faith their suggestions.

ARTICLE 14
MANUFACTURING RIGHTS

14.1                        Taiho’s Manufacture.  Without limiting Section 8.1 above, it is understood that Taiho shall have the exclusive right to manufacture or have manufactured Compounds and Products for use, import and/or sale within the Territory in accordance with this Agreement, including the right to determine the methods and procedures for the manufacture and supply of all Products, whether in bulk or final form, including quantities to be used, for such supply.  In cases where Taiho is manufacturing clinical and/or commercial supplies of Products that are being

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developed in the Field both inside and outside the Territory, Taiho agrees to comply with ICH guidelines and cGMP (as defined by ICH guidelines) therefor, to the extent consistent with applicable laws, regulations, requirements of Regulatory Authorities and the Marketing Approval in the Territory.

14.2                        Right to Supply Products outside the Territory.  MG agrees to use reasonable efforts to secure for Taiho the exclusive right to supply […***…] bulk active Compounds for use in the Field […***…].  MG agrees to discuss such issue with all actual or potential Additional Partners, and shall keep Taiho informed and consult with Taiho with respect to such discussions.  For such purposes, MG shall promptly disclose to Taiho all of its Additional Partners in the Field outside the Territory.  In all cases, MG shall ensure that Taiho has full access to Manufacturing Data and manufacturing know-how used to produce such Compounds, and MG agrees to promptly provide the same to Taiho upon Taiho’s request.  In the event Taiho agrees to manufacture clinical and/or commercial supplies of Compounds for MG and/or Additional Partners, Taiho shall manufacture such Compounds in compliance with applicable laws, regulations and requirements of Regulatory Authorities and the Marketing Approval in the country or regulatory jurisdiction for which such Compounds being supplied.

14.3                        Taiho’s Right to Purchase Products from or through MG.  In the event MG purchases any bulk and/or final Compounds and/or Products from any third party, MG agrees to use diligent efforts to obtain for Taiho the right to purchase such materials from such third party, on the same terms as MG.  Upon Taiho’s request from time to time, MG agrees to disclose to Taiho all of its third party suppliers of such materials, and shall keep Taiho informed and consult with Taiho with respect to its discussions with such third party suppliers regarding supplying Taiho.  In the event MG purchases Compounds or Products from a third party and Taiho wishes to purchase such materials from MG rather than the third party, or in the event MG produces such materials itself, MG agrees to supply such materials to Taiho, as requested by Taiho, at MG’s Cost of Goods therefor.  Such supplies by MG shall be either cGMP or non-GMP, and shall comply with applicable specifications, as requested by Taiho.  Such specifications shall be reasonable and customary to meet ICH guidelines, to the extent consistent with applicable laws, regulations, requirements of Regulatory Authorities and the Marketing Approval in the Territory.  In addition, MG agrees to maintain or have maintained batch records and take such other actions as is necessary to comply with applicable laws and regulations, and to otherwise cooperate reasonably with Taiho to ensure consistent and adequate supply of such materials.

14.4                        Taiho’s Right to Purchase Certain Products from or through Additional Partners.  In the event MG grants any Additional Partner the right to make or have made Compounds and/or Products containing Compounds for such Additional Partner’s own requirements, MG shall obtain for Taiho the right to purchase Taiho’s requirements of such Compounds and/or Products in bulk or final form from such Additional Partner as follows.  Such Additional Partner shall supply such Compounds and/or Products in bulk or final form, as requested by Taiho: (a) at […***…], with respect to Compounds and/or Products intended to be used for the conduct of Preclinical Development and/or human clinical trials, and (b) at […***…] percent ([…***…]%) of such Additional Partner’s Cost of Goods, with respect to Compounds and/or Products intended for commercial sale and use, provided that […***…].

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Such supply of materials by the Additional Partner shall be either cGMP or non-GMP, as requested by Taiho, and shall comply with applicable specifications.  For purposes of the foregoing, the “applicable specifications” shall mean those specifications that the Additional Partner applies for its own purposes, modified as Taiho and such Additional Partner may agree.  Such specifications shall be reasonable and customary to meet ICH guidelines, to the extent consistent with applicable laws, regulations, requirements of Regulatory Authorities and the Marketing Approval in the Territory.  The Additional Partner shall maintain or have maintained batch records and take such other actions as is necessary to comply with applicable laws and regulations, and to otherwise cooperate reasonably with Taiho to ensure consistent and adequate supply of such materials.

14.5                        Terms of Supply by MG and the Additional Partners.  In supplying Compound and/or Product to Taiho in accordance with Section 14.3 or 14.4 above, MG and the Additional Partner shall supply the same in an expeditious manner and shall comply with standards of performance at least equivalent to those generally expected for the supply of bulk compounds and pharmaceutical products by top-tier toll manufacturers.  Upon the request of Taiho, the Additional Partner shall enter into a written agreement with Taiho with respect to such supply containing terms and conditions that are commercially reasonable (including without limitation reasonable and customary forecasting and ordering provisions) but in any case not less protective of Taiho than those set forth in this Agreement.  In the event there are not sufficient quantities of a particular Compound or Product, then Taiho shall be allocated a reasonable share of the available quantities.  In the event Taiho procures Compound or Product from an Additional Partner, and the Additional Partner thereafter ceases to have the right to manufacture such Compound or Product, the Additional Partner shall continue to supply the same to Taiho in accordance with Section 14.5 until Taiho is able, using Commercially Reasonable and Diligent Efforts, to procure adequate alternative supply.  In such event, the Additional Partner shall use Commercially Reasonable and Diligent Efforts to assist Taiho in obtaining such alternative supply, and in transitioning the manufacturing process to the alternative manufacturer.  All supplies of Compounds and Products to Taiho under this Article 14 by MG and/or Additional Partners shall be F.O.B. […***…], unless otherwise agreed.

ARTICLE 15
REGULATORY MATTERS

15.1                        Regulatory MattersTaiho shall be responsible, directly or through third parties, for the preparation, filing and maintenance of all regulatory documents in the Territory with respect to the Products, which shall be filed in the name of Taiho or its designee.  MG shall be responsible, directly or through third parties, for the preparation, filing and maintenance of all regulatory documents worldwide outside of the Territory with respect to the Products, which shall be filed in the name of MG or its designee; provided that while the Funded Work is still ongoing, Taiho shall have the right to have one or more of its representatives participate in any of MG’s substantive discussions and meetings with Regulatory Authorities in North America with respect to Selected Compounds and/or Products in the Field.

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15.2                        Reporting Adverse ExperiencesWith respect to any adverse drug experiences, including adverse events and serious adverse events, relating to any Product, the Parties shall promptly report such experiences to the appropriate regulatory authorities in the countries in which such Product is being developed or commercialized, in accordance with the appropriate laws and regulations of the relevant countries and authorities, and shall share any and all Data, including Manufacturing Data, required for such reporting.  Each Party shall ensure that its Affiliates and licensees comply with all such reporting obligations.  The Parties also agree to develop and implement such other procedures as may be necessary or appropriate to ensure that each Party remains in compliance with all reporting requirements imposed by any regulatory authority.  In addition, at the request of either Party, the Parties (or such Party and an Additional Partner(s) or other third party(ies) with rights to develop Compounds and/or Products) shall enter into a commercially reasonable and mutually agreeable “Agreement on Exchange Procedures for Safety Information and Adverse Events,” for the purposes of ensuring compliance with reporting requirements with regulatory authorities.

15.3                        Regulatory CooperationNotwithstanding any other provision of this Agreement, Taiho, MG and each Additional Partner (each, an “Enabling Party”) shall cooperate with the other (the “Filing Party”) to comply with specific requests of a Regulatory Authority (such as requests to inspect clinical trial sites or manufacturing facilities, or to provide Manufacturing Data), with respect to Data supplied or to be supplied by the Enabling Party to the Filing Party for filing with such Regulatory Authority, or with respect to quantities of Compound or Product supplied by the Enabling Party.  Each Enabling Party shall ensure that its contractors likewise comply with this Section 15.3.  In this regard, but without limiting any Enabling Party’s obligations under Article 6, each Enabling Party agrees to provide to a Filing Party solely for filing with Regulatory Authorities, or file itself and provide reference rights to the Filing Party, Manufacturing Data (including such information as is required for the CMC section of an IND or NDA, or a DMF) specifically requested by the Filing Party, as available, which is reasonably necessary for the Filing Party to obtain, proceed towards and/or maintain regulatory approval for the Products worldwide.

ARTICLE 16
CONFIDENTIALITY

16.1                        Confidential Information.  Except as expressly provided herein, the Parties agree that the receiving Party shall not publish or otherwise disclose and shall not use for any purpose any information furnished to it by the other Party pursuant to this Agreement which if disclosed in tangible form is marked “Confidential” or with other similar designation to indicate its confidential or proprietary nature or if disclosed orally is indicated orally to be confidential or proprietary by the Party disclosing such information at the time its first disclosure and is confirmed in writing as confidential or proprietary by the disclosing Party within a reasonable time after such disclosure (collectively, “Confidential Information”).  Notwithstanding the foregoing, Confidential Information shall not include information that, in each case is demonstrated by written documentation:

(a)                                 was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure hereunder;

(b)                                 was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party hereunder;

(c)                                  became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; or

(d)                                 was subsequently lawfully disclosed to the receiving Party by a person other than a Party or developed by the receiving Party without reference to any Confidential Information disclosed by the disclosing Party.

16.2                        Permitted DisclosuresNotwithstanding the provisions of Section 16.1 above, each Party hereto may disclose the other Party’s Confidential Information to the extent such disclosure is reasonably necessary to exercise the rights granted to it, or reserved by it, under this Agreement (including without limitation entering into and/or performing business or scientific relationships with respect to Compounds and Products for the Field in the Territory as permitted hereunder), in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable governmental regulations, submitting information to tax or other governmental authorities (including regulatory authorities), or conducting clinical trials hereunder with respect to Compounds and/or Products, provided that if a Party is required by law to make any such disclosure of the other Party’s Confidential Information, to the extent it may legally do so, it will give reasonable advance notice to the latter Party of such disclosure and, except to the extent inappropriate in the case of patent applications or otherwise, will use its reasonable efforts to secure confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise).

ARTICLE 17
INTELLECTUAL PROPERTY

17.1                        Ownership of Sole Inventions.Title to all inventions and other intellectual property made solely by Taiho personnel in connection with the research, development and commercialization of the Compounds and/or Products shall be owned by Taiho.  Title to all inventions and other intellectual property made solely by MG personnel in connection with the research, development and commercialization of the Compounds and/or Products (other than in the course of Funded Work) shall be owned by MG.

17.2                        Joint Intellectual Property.Subject to this Section 17.2 below, title to all patent rights in (a) inventions made jointly by Taiho personnel and MG personnel in connection with the collaboration herein and (b) inventions conceived or first actually reduced to practice by MG personnel in the course of Funded Work, shall be owned jointly by Taiho and MG (“Joint Intellectual Property”).  Each Party agrees to execute any and all assignments and other documents necessary to effectuate the foregoing.

17.2.1              Taiho.  As between the Parties, Taiho shall have exclusive rights with respect to the Joint Intellectual Property in the Territory in the Field.

17.2.2              MG.  As between the Parties, MG shall have exclusive rights with respect to the Joint Intellectual Property outside the Territory.  In consideration for the exclusive rights granted to MG under this Section 17.2.2, MG shall pay Taiho a running royalty of […***…] percent ([…***…]%) of net sales by MG, its Affiliates and/or its licensees of all products and services outside the Field that are covered by such Joint Intellectual Property, and after termination of this Agreement, in addition to the foregoing, […***…] percent ([…***…]%) of net sales by MG, its Affiliates and/or its licensees of all products and services in the Field in the Territory that are covered by such Joint Intellectual Property.  With respect to such royalties paid by MG, the definition of MG’s net sales, the royalty term, the treatment of combination products, royalty reporting obligations and audit rights, shall be reciprocal to such terms that govern Taiho’s payment of royalties hereunder.  For such purposes (and for the purpose of defining Net Sales under Section 20.4.4 below), it is understood that clause (iv) of the definition of Section 1.25 may include charge back payments and rebates granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to chain and pharmacy buying groups and rebates charged by national, state, provincial or governmental authorities, to the extent such charge back payments and rebates are permitted under applicable law.

17.2.3              Shared.  Except as set forth in this Section 17.2, neither MG nor Taiho shall have any obligation to account to the other for profits with respect to, or to obtain any approval of the other to license, assign or exploit, any jointly owned intellectual property arising from this Agreement by reason of their joint ownership thereof, and each of Taiho and MG waives any such right it may have under the applicable laws in any country.

17.2.4              Upon Termination.  Upon the termination of this Agreement by Taiho under Section 20.3 or by MG upon a material breach of Taiho, Taiho shall assign to MG all of its right, title and interest to any patent rights within the Joint Intellectual Property.  However, such assignment shall not affect MG’s obligations under Section 17.2.2 above.

17.3                        Ownership of Collaboration Data.All Data generated in the performance of the Approved Preclinical Studies and the Approved Clinical Studies shall be jointly owned by Taiho and MG; provided that: (a) to the extent all of Taiho’s funding obligations terminates with respect to the Approved Clinical Studies under Section 9.1.4(a), then the Data generated in portions of such Approved Clinical Studies that are not funded by Taiho shall be owned by MG, and (b) to the extent an […***…] takes over […***…] percent ([…***…]%) or more of the ongoing funding obligations for the Approved Clinical Studies under Section 9.1.4(b)(i), then the Data generated in portions of such Approved Clinical Studies so funded shall be jointly owned by Taiho, MG and such Additional Partner.  Notwithstanding, all preclinical data generated from the Territory-Specific Preclinical Studies shall be solely owned by Taiho.  Each Party shall be provided a copy of, and shall have the right to use and disclose (subject to the limitations of Articles 6 and 8 above) for any purposes, any Data jointly owned under this Section 17.3.

17.4                        Patent Prosecution.17.4.1      MG.  MG shall control, and agrees to use Commercially Reasonable and Diligent Efforts to undertake, the Prosecution of the Licensed Patents in the Territory and Joint

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Intellectual Property, using counsel of its choice and in such countries as MG deems appropriate (but including at least the Territory).  MG shall keep Taiho informed as to such Prosecution, including providing Taiho drafts of patent applications, responses and other filings in advance of their submission to the respective patent offices, and providing Taiho copies of any correspondence with or notices from the patent offices.  MG shall duly consider and follow any reasonable comments provided by Taiho with respect to Prosecution of the Licensed Patents in the Territory pertaining to the Compounds and/or Products in the Field, and the Joint Intellectual Property.  Taiho shall reimburse MG for […***…] percent ([…***…]%) of MG’s reasonable out-of-pocket costs of Prosecution of the Licensed Patents in the Territory directed to Compounds in the Field, and Joint Intellectual Property in the Territory in accordance with this Section 17.4.1, subject to Section 17.4.3 below.  MG shall invoice Taiho for such costs within thirty (30) days after the end of each calendar quarter, itemizing such costs by patent or patent application within such Licensed Patents in the Territory and Joint Intellectual Property, and describing the Prosecution activities performed with respect to such patents and patent applications.  Taiho shall pay the amounts due under this Section 17.4.1 for each calendar quarter within thirty (30) days after receipt of such invoice.

17.4.2              Taiho.  In the event MG does not desire to undertake or continue the Prosecution of any item of the Licensed Patents in the Territory relevant to the Field or Joint Intellectual Property, MG shall notify Taiho at least […***…] ([…***…]) days prior to any required action (or such shorter period as is reasonably practicable for non-extendable deadlines).  In such event, Taiho shall have the right, but not the obligation, to control the Prosecution of such item of Licensed Patents or Joint Intellectual Property, and MG shall cooperate with Taiho with respect thereto.  Taiho shall keep MG reasonably informed of such Prosecution as requested by MG.  It is understood that, in the event Taiho takes over Prosecution of a Licensed Patent or Joint Intellectual Property in accordance with this Section 17.4.2, Taiho shall have complete discretion with respect to any decisions regarding such Prosecution, and shall not owe any duties, express or implied, to MG with respect to such decisions.

17.4.3              Credits for Prosecution Costs.  Taiho may credit (a) its reimbursement of MG’s costs of Prosecution under Section 17.4.1 and (b) […***…] percent ([…***…]%) of its costs of Prosecution of the Licensed Patents in the Territory or Joint Intellectual Property under Section 17.4.2 above, against […***…]; provided that the Base Royalties shall not be […***…].  Any amounts not able to be […***…] due to the foregoing proviso may be carried forward to […***…].

17.4.4              “Prosecution” shall mean the preparing, filing, prosecuting and maintenance of patent applications and patents and re-examinations, reissues and requests for patent term extensions therefor, together with the conduct of any interference, opposition or other similar proceeding pertaining to patent applications or patents.

17.5                        Defense of Third Party Infringement Claims.If the development, manufacture, sale or use of any Product within the Field results in a claim, suit or proceeding (collectively, “Actions”) alleging patent infringement against either Party (or its respective Affiliates

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or Sublicensees), such Party shall promptly notify the other Party hereto in writing.  MG (if the Action is brought against Products made, sold or used outside the Territory) and Taiho (if the Action is brought against Products made, sold or used within the Territory) shall have the exclusive right to defend and control the defense of any such Action using counsel of its own choice (the “Controlling Party”); provided, however, that the other Party shall be kept informed of all material developments in connection with any such Action.  The Controlling Party shall not enter into any settlement relating to the Licensed Technology that admits the invalidity or unenforceability of any Licensed Patent within the Field without the other Party’s approval, which shall not be withheld or delayed unreasonably.  Any cost, liability or expense (including amounts paid in settlement) (together, “Liabilities”) shall be borne by the Controlling Party; provided that Taiho may treat its Liabilities as royalties paid to a third party under Article 11 in consideration for Third Party IP under Section 11.2.

17.6                        Enforcement.Subject to the provisions of this Section 17.6, in the event that Taiho or MG reasonably believes that any Licensed Technology or Joint Intellectual Property is infringed or misappropriated in the Territory by a third party within the Field, or with respect to a Selected Compound outside the Field or is subject to a declaratory judgment action arising from either of such type of infringement in the Territory (collectively, “Subject Infringements”), MG or Taiho (respectively) shall promptly notify the other Party.  Promptly after such notice the Parties shall meet to discuss the course of action to be taken with respect to an Enforcement Action (as defined below) with respect to such infringement or misappropriation, including the control thereof and sharing of costs and expenses related thereto, for the purposes of entering into a litigation agreement setting forth the same (“Litigation Agreement”).  If the Parties do not enter such Litigation Agreement, Taiho shall have the initial right (but not the obligation) to enforce the Licensed Technology and Joint Intellectual Property in the Territory with respect to the Subject Infringement, or defend any declaratory judgment action with respect thereto (for purposes of this Section 17.6, an “Enforcement Action”).  In the event Taiho does not notify MG that it intends to enforce or defend the Licensed Technology and Joint Intellectual Property against a Subject Infringement within one hundred and twenty (120) days after notice by either Party of an alleged Subject Infringement in the Territory, then MG shall have the right (but not the obligation) to enforce or defend against such alleged Subject Infringement.  Absent a Litigation Agreement, the Party controlling the enforcement shall keep the other Party reasonably informed of the progress of any Enforcement Action, and the other Party shall have the right to participate with counsel of its own choice at its own expense, and shall reasonably cooperate with the Party initiating the Enforcement Action (including joining as a party plaintiff to the extent necessary and requested by the other Party).  Unless otherwise agreed, all amounts recovered in the Enforcement Action, after reimbursing the Party initiating such Enforcement Action for its costs and expenses incurred in such Enforcement Action, shall be shared between the Parties as follows: (a) if such Enforcement Action is initiated by Taiho, […***…]% to Taiho and […***…]% to MG and (b) if such Enforcement Action is initiated by MG, […***…]% to MG and […***…]% to Taiho.

ARTICLE 18
REPRESENTATIONS AND WARRANTIES

18.1                        Taiho Warranties.Taiho warrants and represents to MG that (i) it is a corporation duly organized, validly existing and in good standing under the laws of Japan; and

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(ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Taiho; (iii) no consent, approval or agreement of any person, party, court, government or entity is required to be obtained by Taiho and/or any of its Affiliates in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, which has not been obtained; or (iv) as of the Effective Date, Taiho does not own any Taiho Blocking Patents.

18.2                        MG Warranties.MG warrants and represents to Taiho that

18.2.1              MG is a corporation duly organized, validly existing and in good standing under the laws of Quebec, Canada.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of MG.  No consent, approval or agreement of any person, party, court, government or entity is required to be obtained by MG and/or any of its Affiliates in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, which has not been obtained.

18.2.2              As of the Effective Date, MG solely owns all right, title and interest in and to the Licensed Technology free of any liens or restrictions, and MG has the right to grant to Taiho all of the licenses and other rights with respect to the Licensed Technology granted to Taiho under this Agreement.  MG has not and will not enter into any agreement nor grant any third party any rights with respect to the Licensed Technology that is inconsistent with the rights granted to Taiho under this Agreement or which would limit MG’s ability to perform all of the obligations undertaken by MG hereunder.  MG is not a party to, nor otherwise bound by, any contract that will result in any person or entity obtaining any interest in, or which would give any third party any right to assert any claim in or with respect to, Taiho’s rights under this Agreement.  MG shall not suffer or permit any liens or restrictions to be imposed on the Licensed Technology without the prior written consent of Taiho unless the lien holder agrees to take the Licensed Technology subject to Taiho’s rights therein.

18.2.3              Exhibit 1.21.1 accurately and completely identifies all patents and patent applications that is within the Licensed Technology as of the Effective Date.  In addition, there are no Non-Cancer Selected Compounds as of the Effective Date.

18.2.4              As of the Effective Date, no item of Licensed Technology is in-licensed by MG from a third party.  With respect to each item of Licensed Technology in-licensed by MG from a third party after the Effective Date, MG shall maintain such in-licenses in full force and effect during the full terms thereof, and shall not terminate nor give such third party any cause to terminate such in-licenses.  MG shall notify Taiho in the event of any dispute between MG and any such in-licensor.

18.2.5              As of the Effective Date, MG is not aware of any patents or patent applications (including international and provisional applications) not within the Licensed Technology that cover or claim any current or contemplated Compounds (including without limitation the Initial Clinical Candidate) or their manufacture or use as part of Products in the Field.

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To MG’s knowledge as of the Effective Date, none of the Licensed Patents are invalid unenforceable, nor have been misused.  As of the Effective Date, there are no existing actions, suits or proceedings, and MG has not received any written claim or demand from a third party, that challenges MG’s rights with respect to the Licensed Technology, Compounds and/or Products or MG’s rights to enter into this Agreement or that asserts that development, manufacture or sale of the Compounds and/or Products would infringe the intellectual property rights of a third party.

18.2.6              MG has not omitted to furnish Taiho any information requested by Taiho.  MG has not intentionally concealed from Taiho, any material information in its possession concerning the Licensed Technology, Compounds (including without limitation the Initial Clinical Candidate), Products or the transactions contemplated by this Agreement.  Nor has MG failed to disclose to Taiho any information which makes the information disclosed misleading.  Without limiting the foregoing, MG has disclosed to Taiho any information MG has that indicates a substantial likelihood that the Compounds (including without limitation the Initial Clinical Candidate) will not prove to be safe or efficacious.

18.3                        Disclaimer of Warranties.EXCEPT AS SET FORTH IN THIS ARTICLE 18, TAIHO AND MG EXPRESSLY DISCLAIM ANY WARRANTIES OR CONDITIONS, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE COLLABORATION, THE LICENSED TECHNOLOGY OR ANY OTHER SUBJECT MATTER RELATING TO THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, NONINFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

ARTICLE 19
INSURANCE; INDEMNIFICATION

19.1                        Insurance.Each Party shall secure and maintain in effect during the term of this Agreement and for a period of […***…] years thereafter insurance policy(ies) underwritten by a reputable insurance company having an A.M. Best rating of A:VIII or better (or a comparable rating for its underwriters not doing business in the United States) and in a form and having limits standard and customary for entities in the biopharmaceutical industry for exposures related to the Compounds and/or Products.  Such insurance shall include coverage for clinical trial liability and products liability with respect to such Party’s performance of the collaboration herein and commercialization of Products hereunder, and shall name the other Party as an additional insured under a customary and reasonable policy(ies) covering clinical trial liability.  Upon request by the other Party hereto, certificates of insurance evidencing the coverage required above shall be provided to the other Party.

19.2                        Indemnification of MG.Taiho shall indemnify each of MG and its Affiliates and the directors, officers, and employees of MG and such Affiliates and the successors and assigns of any of the foregoing (the “MG Indemnitees”), and hold each MG Indemnitee harmless from and against any and all liabilities, damages, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys’ fees and other expenses of litigation) incurred by any MG Indemnitee, arising from or occurring as a result of any claim, action, suit, or

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other proceeding brought by third parties against a MG Indemnitee arising from or occurring as a result of: (i) product liability claims relating to any Products used, sold or otherwise distributed, or the conduct of clinical trials, by Taiho, its Affiliates or Sublicensees, or (ii) the supply by Taiho to MG of Compounds or Products that fail to comply with applicable specifications, or (iii) any infringement of Excluded Third Party IP by Taiho’s manufacture, sale or use of the Products after Taiho’s election to exclude such intellectual property under Section 11.2.1 above; except in each case to the extent such claim is caused by the gross negligence or willful misconduct of MG.

19.3                        Indemnification of Taiho.MG shall indemnify each of Taiho and its Affiliates and the directors, officers, and employees of Taiho and such Affiliates and the successors and assigns of any of the foregoing (the “Taiho Indemnitees”), and hold each Taiho Indemnitee harmless from and against any and all liabilities, damages, settlements, claims, actions, suits, penalties, fines, costs or expenses (including, without limitation, reasonable attorneys’ fees and other expenses of litigation) incurred by any Taiho Indemnitee arising from or occurring as a result of any claim, action, suit, or other proceeding brought by third parties against a Taiho Indemnitee arising from or occurring as a result of product liability claims relating to any Products used, sold or otherwise distributed, or the conduct of clinical trials, by MG, its Affiliates or Sublicensees, or by the supply by MG to Taiho of Compounds or Products that fail to comply with applicable specifications, except to the extent such claim is caused by the gross negligence or willful misconduct of Taiho.

19.4                        Procedure.A Party that intends to claim indemnification under any provision of this Agreement (for purposes of this Section 19.4, the “Indemnitee”) shall promptly notify the indemnifying Party (the “Indemnitor”) in writing of any claim, action, suit, or other proceeding brought by third parties in respect of which the Indemnitee or any of its Affiliates, or their directors, officers, employees, successors or assigns intend to claim such indemnification hereunder.  As between the Parties, the Indemnitor shall have the right to control the defense and settlement of such claim, action, suit, or other proceeding; provided, that the Indemnitee shall have the right to participate in such defense or settlement with counsel of its own choosing at its expense.  Notwithstanding the foregoing, the indemnity agreement in this Article 19 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action if such settlement is effected without the consent of the Indemnitor, to the extent such consent is not withheld unreasonably or delayed.  The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 19 but the omission so to deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability that it may have to any Indemnitee otherwise than under this Article 19.  Without limiting the foregoing, the Indemnitor shall keep the Indemnitee fully informed of the progress of any claim, action, suit, or other proceeding for which it intends to claim indemnification under this Article 19.

ARTICLE 20
TERM AND TERMINATION

20.1                        Term.This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this Article 20, shall continue in full force and effect until the date no further payments are due by either Party under this Agreement (the “Collaboration Term”).

20.2                        Termination for Cause. 20.2.1  Failure to Pay.  MG may terminate this Agreement upon written notice in the event Taiho fails to make any undisputed payment due under Articles 9, 10 or 11, and fails to cure such default within thirty (30) days following receipt of written notice specifying such default and MG’s intention to terminate.

20.2.2              Other Material Non-Performance/Misrepresentation.  Other than a breach as set forth in Section 20.2.1 in the event of (i) a Party’s default in any other material respect in the performance or observance of any other material term, covenant or provision of this Agreement (including payment obligations not covered by 20.2.1 above), or (ii) if any representation by a Party contained in this Agreement shall prove to have been incorrect in any material respect when made, resulting in material adverse consequences for the other Party (any such default or material incorrect representation a “Material Non-Performance”), such Material Non-Performance shall be remedied only as provided in this Section 20.2.2.

(a)                                 In the event of any Material Non-Performance by a Party, the other Party shall, without reasonable delay following discovery of such Material Non-Performance notify the defaulting Party in writing, and the Parties shall consult with each other in good faith to endeavor to agree upon the most effective means to cure such Material Non-Performance and, if necessary, to effect a remedy in favor of the non-defaulting Party for the consequences of such Material Non-Performance by the defaulting Party (collectively, the “Resolution”).  The Parties agree to initially discuss the dispute at the organizational level at which such dispute arises. If either Party believes there has been sufficient discussion of the matter at such level without reaching a Resolution, then such Party, by written notice to the other Party, may have such dispute referred to, in the case of MG, the Chief Executive Officer of MG, and in the case of Taiho, the head of the Taiho’s Discovery Center, or its successor (the “Senior Representatives”), who shall attempt to resolve such dispute by good faith negotiations within thirty (30) days of such referral.

(b)                                 In the event (i) the Parties are unable to agree upon Resolution within thirty (30) days after the notice of Material Non-Performance or thirty (30) days after being referred to the Senior Representatives, whichever occurs later, or (ii) the defaulting Party, in the exercise of reasonable diligence shall have been unable to remedy such Material Non-Performance within ninety (90) days, then in either such event the remedy of the non-defaulting Party with respect to the Material Non-Performance by the defaulting Party shall be determined by arbitration pursuant to Section 21.1 hereof, and the arbitrators shall be authorized to fashion such remedy, including equitable relief, which may include termination of this Agreement in whole or in part if the breaching Party fails to cure the breach after the arbitrators determine that a breach has occurred, except that termination of this Agreement in whole shall only be the remedy of last resort and shall apply only in such case.

20.3                        Termination Upon Notice.Taiho may terminate this Agreement upon thirty (30) days written notice to MG, provided that such termination is effective no earlier than two (2) years after the Effective Date.  In the event of termination of this Agreement under this Section 20.3, Taiho shall continue to pay MG the costs required to be paid by Taiho under Article 9 during the six (6)-month period after the notice of termination, to continue any Approved Preclinical Studies and Approved Clinical Studies that were initiated prior to such termination for such period.  For purposes of this Section 20.3. a human clinical trial shall be deemed “initiated” upon the initial dosing of the first patient in such trial in accordance with the protocol therefor.

20.4                        Effect of Termination. 20.4.1  Accrued Obligations.  Termination of this Agreement for any reason shall not release either Party hereto from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

20.4.2              Survival.  Articles and Sections 1, 8.4, 15.2, 16 (for five (5) years thereafter), 17.1, 17.2, 17.3, 17.6 (with respect to infringement or alleged infringement prior to expiration or termination) 18, 19, 20, 21 and 22 shall survive any expiration or termination of this Agreement.  In addition, upon expiration (but not termination) of this Agreement, Taiho shall have a fully-paid up, royalty-free, perpetual, irrevocable license under Section 8.1.  Sections 9.1.2(b), 9.1.4(b) and 9.4 shall survive in the event of any expiration or termination of this Agreement, other than termination by MG under Section 20.2.  Notwithstanding, any credits that accrued under Sections 9.1.2(b) and 9.1.4(b) prior to expiration or termination of this Agreement shall be refunded to Taiho upon any termination or expiration hereof, subject to any justified offsets MG may have against Taiho.  Section 9.4.2 shall survive any expiration or termination of this Agreement by MG under Section 20.2 with respect to agreements entered into by MG prior to such expiration or termination.

20.4.3              Survival of Licenses to and from Additional Partners.  In the event of termination of this Agreement by MG under Section 20.2 or by Taiho under Section 20.3, Section 8.5 shall survive only with respect to those Additional Partners and/or others to whom MG has granted sublicenses thereunder prior to such termination, and only to the extent of such sublicenses.  Likewise, MG shall ensure that in the event MG’s agreement(s) with Additional Partners and/or others is terminated, any license or sublicense rights granted to Taiho under Article 8 from such Additional Partners, Non-Cancer Partners and others shall survive such termination.  In the event the license from MG to Taiho under Section 8.1 is terminated, then any rights sublicensed to Taiho thereunder from Additional Partners, Non-Cancer Partners and others shall likewise terminate.

20.4.4              Transitioning Products back to MG.  In the event of a termination of this Agreement other than for breach by MG, and only in such event, Taiho shall transition certain Products back to MG as follows:

(a)                                 Taiho shall assign or cause to be assigned to MG (or if not so assignable, Taiho shall take all reasonable actions to make available to MG) all regulatory filings and registrations (including Marketing Approvals and applications therefor) with respect to each Product for which an IND has been filed in the Territory by or on behalf of Taiho prior to the termination of this Agreement (each, a “Transitioned Product”).  In each case such assignment (or availability) shall be made within thirty (30) days after such termination.

(b)                                 In the event that a Transitioned Product is commercialized by MG, its Affiliates or licensees in the Field in the Territory, MG shall pay to Taiho a royalty on net sales of such Transitioned Product by MG, its Affiliates or licensees at the rates set forth below based on the last stage of development (i.e. the highest applicable percentage below) conducted in any regulatory jurisdiction worldwide by or under authority of Taiho or MG with respect to such Transitioned Product at the time of termination of this Agreement, as follows.

Stage of Development	Royalty
[…***…]	[…***…]	%
[…***…]	[…***…]	%
[…***…]	[…***…]	%
[…***…]	[…***…]	%

It is understood that, in connection with establishing the royalties under this Section 20.4.4(b), the ancillary terms of such royalty, such as the term for which such royalties are due, the definition of MG’s net sales, royalty reporting, audit rights, royalty offsets and the like will also be established, which terms will be no less favorable to Taiho than the corresponding terms of this Agreement for MG.

ARTICLE 21
DISPUTE RESOLUTION

21.1                        Arbitration.Any dispute, controversy or claim with respect to the breach, interpretation or enforcement of this Agreement, including disputes relating to termination of this Agreement, shall be settled by binding arbitration in the manner described in this Section 21.1.  The arbitration shall be conducted by the Judicial Arbitration and Mediation Services, Inc. (“JAMS”) under its rules of arbitration then in effect.  Notwithstanding those rules, the following provisions shall apply to the arbitration hereunder:

21.1.1              Arbitrators.  The arbitration shall be conducted by a single JAMS arbitrator; provided that at the request of either Party, the arbitration shall be conducted by a panel of three (3) arbitrators, with one (1) JAMS arbitrator chosen by each of Taiho and MG and the third appointed by the other two (2) arbitrators.  If the Parties are unable to agree upon a single arbitrator, or the third arbitrator in case of a panel of three (3), such single or third arbitrator (as the case may be) shall be appointed in accordance with the rules of JAMS.  In any event, the arbitrator or arbitrators selected in accordance with this Section 21.1.1 are referred to herein as the “Panel” and

***Confidential Treatment Requested

shall be comprised of arbitrators who are familiar with worldwide research and business development in the biotechnology industry, unless otherwise agreed.

21.1.2              Proceedings.  Except as otherwise provided herein, the Parties and the arbitrators shall use their best efforts to complete the arbitration within nine (9) months after the appointment of the Panel under Section 21.1.1 above, unless a Party can demonstrate to the Panel that the complexity of the issues or other reasons warrant the extension of one or more of the time tables.  In such case, the Panel may extend such time table as reasonably required.  The Panel shall, in rendering its decision, apply the substantive law of the State of New York, without regard to its conflicts of laws provisions, except that the interpretation of and enforcement of this Article 21 shall be governed by the U.S. Federal Arbitration Act.  The proceeding shall take place in San Francisco, California.  The decision and/or award rendered by the arbitrator(s) shall be written, final and non-appealable, and judgment on such decision and/or award may be entered in any court of competent jurisdiction.  The fees of the Panel shall be paid by the losing Party which Party shall be designated by the Panel.  If the Panel is unable to designate a losing Party, it shall so state and the fees shall be split equally between the Parties.  Each Party shall bear the costs of its own attorneys’ and experts’ fees; provided that the Panel may in its discretion award the prevailing Party all or part of the costs and expenses incurred by the prevailing Party in connection with the arbitration proceeding.

21.1.3              Interim Relief.  Notwithstanding anything in this Article 21 to the contrary, Taiho and MG shall each have the right to apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other similar interim or conservatory relief, as necessary, pending resolution under the above described arbitration procedures.  Nothing in the preceding sentence shall be interpreted as limiting the powers of the arbitrators with respect to any dispute subject to arbitration under this Agreement.  The Panel may award injunctive relief.

ARTICLE 22
MISCELLANEOUS

22.1                        Confidential Terms.Except as expressly provided herein, each Party agrees not to disclose any terms of this Agreement to any third Party without the consent of the other Party, except (i) as required by securities or other applicable laws or (ii) to prospective and actual investors, sublicensees, acquisition partners and such Party’s accountants, attorneys and other professional advisors, or (iii) to others under reasonable conditions of confidentiality.  Notwithstanding the foregoing, the Parties have agreed on a press release that can be used to describe this transaction and the terms and conditions of this Agreement, and each Party acknowledges and agrees that the other Party may disclose information from the mutually agreed press release at any time and from time to time without the consent of the other Party.

22.2                        Governing Law..  This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with, the laws of the State of New York, without reference to conflicts of laws principles.

22.3                        Force Majeure.Nonperformance of any Party shall be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of the nonperforming Party.  In such event Taiho or MG, as the case may be, shall promptly notify the other Party of such inability and of the period for which such inability is anticipated to continue.  Without limiting the foregoing, the Party subject to such inability shall use reasonable efforts to minimize the duration of any force majeure event.

22.4                        No Implied Waivers; Rights Cumulative.No failure on the part of Taiho or MG to exercise and no delay in exercising any right under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, nor shall any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

22.5                        Independent Contractors.Nothing contained in this Agreement is intended implicitly, or is to be construed, to constitute Taiho or MG as partners in the legal sense.  No Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other Party or to bind any other Party to any contract, agreement or undertaking with any third party.

22.6                        Notices.All notices, requests and other communications hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid; facsimile transmission (receipt verified); or express courier service (signature required), in each case to the respective address specified below, or such other address or fax number as may be specified in writing to the other Parties:

MG:                                                                                                                       MethylGene Inc.

7220 Frederick-Banting,

Suite 200, St. Laurent

Montreal, Quebec H4S 2A1

Canada

Attn: Chief Executive Officer

Fax: (514) 337-4194

with a copy to:                                                               Attn: Chief Financial Officer

MethylGene, Inc.

[same address as above]

and a copy to:                                                                 Attn: Senior Vice President, Research and Development

MethylGene, Inc.

[same address as above]

and a copy to:                                                                 Davies Ward Phillips & Vineberg s.r.l.

1501 McGill College Ave., 26th Floor

Montreal, Quebec H3A 3N9

Canada

Attn:  Elias Benhamou

Fax:  (514) 841-6499

Taiho:                                                                                                            Taiho Pharmaceutical Co., Ltd.

1-27, Misugidai

Hanno-shi, Saitama, 357-8527, Japan

Attn: Director, Hanno Research Center

Fax: 81-429-72-8913

with a copy to:                                                               Attn: Director, Cancer Research Lab.

Taiho Pharmaceutical Co., Ltd.

[same address as above]

and a copy to:                                                                 Attn:  Kazuharu Noguchi, Ph.D.

Taiho Pharmaceutical Co., Ltd.

[same address as above]

and a copy to:                                                                 Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304-1050

Attn:  Kenneth A. Clark, Esq.

Fax:  (650) 493-6811

22.7                        Assignment.This Agreement shall not be assignable by either Party to any third party without the written consent of the other Party; except that each Party shall assign this Agreement, without the need to obtain the other Party’s consent, to an entity that acquires substantially all of the business or assets of such Party pertaining to this Agreement, in each case whether by merger, transfer of assets, purchase of all outstanding shares or otherwise.  Each Party shall notify the other Party at least […***…] days prior to an assignment or attempted assignment of this Agreement.  Upon a permitted assignment of this Agreement, all references herein to the assigning party shall be deemed to include both the assigning party and the party to whom the Agreement is so assigned and its Affiliates, each of whom shall be bound by this Agreement.  Any assignment in contravention of the foregoing shall be void and of no effect.  Any change of control of a Party shall be deemed an assignment of this Agreement by such Party, and neither Party shall enter into or become the subject of a change of control, unless the party acquiring such control and its ultimate parent operating company agrees to be bound by this Agreement and to ensure that its Affiliates comply with the terms hereof.  Neither Party shall transfer nor assign any substantial asset relating to this Agreement, unless the acquiring Party agrees in writing to honor the other Party’s rights under this Agreement with respect to such asset.  Notwithstanding the foregoing, it is

***Confidential Treatment Requested

understood that the purchase of shares by one or more purely financial investors shall not be deemed a change of control for purposes of this Section 22.7.

22.8                        Modification.No amendment or modification of any provision of this Agreement shall be effective unless in writing signed by all Parties.  No provision of this Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by all Parties.

22.9                        Severability.If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible.  Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

22.10                 Counterparts.This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together, shall constitute one and the same instrument.

22.11                 Headings.Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

22.12                 Patent Marking.Taiho agrees to mark and have their Affiliates and permitted Sublicensees mark all patented Products they sell or distribute pursuant to this Agreement in accordance with the applicable patent statutes or regulations in the country or countries of manufacture and sale thereof.

22.13                 Export Laws.Notwithstanding anything to the contrary contained herein, all obligations of Taiho and MG are subject to prior compliance with United States and foreign export regulations and such other United States and foreign laws and regulations as may be applicable, and to obtaining all necessary approvals required by the applicable agencies of the governments of the United States and foreign jurisdictions.  Taiho and MG shall cooperate with each other and shall provide assistance to the other as reasonably necessary to obtain any required approvals.

22.14                 Security Interest.MG represents that it has not granted a security interest in any of its patent rights to any third party as of the Effective Date.  MG covenants that it shall not grant any security interest in its patent rights to any third party having rights with respect to the Licensed Patents, including any Additional Partners, unless prior to granting such security interest, MG grants Taiho a security interest in the Licensed Patents in the Territory, whether now owned or hereafter acquired, and all proceeds thereof, as security for Taiho’s rights and MG’s performance under this Agreement, including without limitation Taiho’s rights under Articles 6 and 8.  MG agrees to promptly execute any documents, make any filings and provide any other reasonable assistance to Taiho in order to record, complete and perfect in Taiho the foregoing security interest.  MG covenants that it shall not grant to any third party a security interest in the Licensed Patents in the Territory unless such third party agrees to take such interest subject to Taiho’s rights under this Agreement.

22.15                 Entire Agreement.This Agreement (including the Exhibits hereto) constitutes the entire agreement, both written or oral, with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between Taiho and MG with respect to such subject matter.

[Signatures on next page]

IN WITNESS WHEREOF, the Parties have caused this Collaboration and License Agreement to be duly executed and delivered in duplicate originals as of the date first above written.

METHYLGENE INC.

By:	/s/ Donald Corcoran

Name:

Title:

TAIHO PHARMACEUTICAL CO., LTD.

By:	/s/ Toru Usami

Name:

Title:

EXHIBIT 1.21.1

EXISTING LICENSED PATENTS

No.	Patent Name	Country	Filing Date/ Due Date	Application No./ Patent No.

[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…][…***…]	[…***…][…***…]	[…***…][…***…]

[…***…]	[…***…]	[…***…][…***…]	[…***…]	[…***…][…***…]

[…***…]	[…***…]	[…***…][…***…]	[…***…]	[…***…][…***…]

[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]	[…***…][…***…]	[…***…]

Note:                  1. PCT filing date and PCT application number

                                                2. National filing number and Due date for National Entry

***Confidential Treatment Requested

EXHIBIT 1.23

MANUFACTURING DATA

[…***…]

1.              […***…]

(a)         […***…]

(i)             […***…]

(ii)          […***…]

(iii)       […***…]

(iv)      […***…]

(v)         […***…]

(vi)      […***…]

(vii)   […***…]

(b)         […***…]

(i)             […***…]

(ii)          […***…]

(iii)       […***…]

(iv)      […***…]

***Confidential Treatment Requested

(c)          […***…]

(i)             […***…]

(ii)          […***…]

(iii)       […***…]

(d)         […***…]

(i)             […***…]

(e)          […***…]

(i)             […***…]

(f)           […***…]

(i)             […***…]

(ii)          […***…]

(iii)       […***…]

(g)          […***…]

(i)             […***…]

(h)         […***…]

(i)             […***…]

***Confidential Treatment Requested

(ii)          […***…]

(i)             […***…]

(i)             […***…]

(ii)          […***…]

(j)            […***…]

(i)             […***…]

(ii)          […***…]

2.              […***…]

(a)         […***…]

(i)             […***…]

(1)         […***…]

(2)         […***…]

(3)         […***…]

(4)         […***…]

(5)         […***…]

(6)         […***…]

(7)         […***…]

(8)         […***…]

***Confidential Treatment Requested

(9)         […***…]

(10)  […***…]

(11)  […***…]

(12)  […***…]

(ii)          […***…]

(1)         […***…]

(2)         […***…]

(3)         […***…]

(4)         […***…]

(5)         […***…]

(b)         […***…]

(i)             […***…]

(1)         […***…]

(2)         […***…]

(3)         […***…]

(4)         […***…]

(5)         […***…]

(6)         […***…]

(7)         […***…]

(8)         […***…]

***Confidential Treatment Requested

(9)         […***…]

(10)  […***…]

(11)  […***…]

(12)  […***…]

(13)  […***…]

(c)          […***…]

(1)         […***…]

(2)         […***…]

(3)         […***…]

(4)         […***…]

(5)         […***…]

(6)         […***…]

(7)         […***…]

(8)         […***…]

(d)         […***…]

(i)             […***…]

(e)          […***…]

[…***…]

***Confidential Treatment Requested

EXHIBIT 1.26

PARTIAL LIST OF EXISTING COMPOUNDS

[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]

***Confidential Treatment Requested

EXHIBIT 1.31

PRELIMINARY PLANS AND BUDGETS

Preliminary Research Plan and Budget

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…].

***Confidential Treatment Requested

Preliminary Preclinical Plan and Budget

[…***…]

***Confidential Treatment Requested

[…***…]

***Confidential Treatment Requested

Preliminary Clinical Plan and Budget

MGCD0103 Clinical Development Preliminary Plan and Budget

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

[…***…]

***Confidential Treatment Requested

[…***…]

[…***…]

[…***…] […***…]
[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]

[…***…]
[…***…]	[…***…]
[…***…]
[…***…]
[…***…]	[…***…]
[…***…]
[…***…]
[…***…]	[…***…]
[…***…]	[…***…]
[…***…]	[…***…]

[…***…]
[…***…]	[…***…]
[…***…]
[…***…]	[…***…]
[…***…]	[…***…]

***Confidential Treatment Requested

EXHIBIT 1.32

PRECLINICAL AND CLINICAL DATA

1.              […***…]

2.              […***…]

3.              […***…]

4.              […***…]

(a)         […***…]

(b)         […***…]

(c)          […***…]

(d)         […***…]

5.              […***…]

6.              […***…]

***Confidential Treatment Requested

EXHIBIT 1.41

RESEARCH DATA

[…***…]

1.              […***…]

(a)                                 […***…]

(b)                                 […***…]

(c)                                  […***…]

(d)                                 […***…]

2.              […***…]

(a)         […***…]

(b)                                 […***…]

(c)                                  […***…]

(d)                                 […***…]

(e)                                  […***…]

(f)                                   […***…]

(g)                                  […***…]

(h)                                 […***…]

3.              […***…]

(a)         […***…]

(b)         […***…]

4.              […***…]

***Confidential Treatment Requested

(a)         […***…]

(b)         […***…]

(c)          […***…]

(d)         […***…]

5.              […***…]

(a)         […***…]

(b)         […***…]

(c)          […***…]

[…***…]

1.                                      […***…]

2.                                      […***…]

3.                                      […***…]

***Confidential Treatment Requested

EXHIBIT 9.5

CERTAIN PRECLINICAL DEVELOPMENT ACTIVITIES BY MG PRIOR TO THE EFFECTIVE DATE

[…***…]

[…***…] […***…]
	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]
[…***…]	[…***…]	[…***…]

***Confidential Treatment Requested